Exhibit 4.30

TAMPA ELECTRIC COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION,

                                             Trustee.

TWENTIETH SUPPLEMENTAL INDENTURE

Dated as of December 1, 2013.

AMENDING AND RESTATING THE INDENTURE OF MORTGAGE

Dated as of August 1, 1946,

As Heretofore Supplemented and Amended.

This is a Security Agreement covering Personal Property as well as a

Mortgage upon Real Estate and Other Property

This Twentieth Supplemental Indenture does not secure any new or additional indebtedness and is not subject to

Florida documentary stamp tax or

Florida intangible tax.

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(Continued)

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THIS TWENTIETH SUPPLEMENTAL INDENTURE, dated as of December 1, 2013, between Tampa Electric Company, as Debtor (its Federal tax number being 59-0475140), a Florida corporation (hereinafter sometimes called the “Company”), whose mailing address is P.O. Box 111, Tampa, Florida 33601, and the address of whose principal place of business is 702 North Franklin Street, Third Floor, TECO Plaza, Tampa, Florida 33602, party of the first part, and U.S. Bank National Association (hereinafter sometimes called the “Trustee”), successor trustee to State Street Bank and Trust Company (formerly State Street Trust Company), solely in its capacity as Trustee, as Mortgagee and Secured Party (its Federal tax number being 31-0841368), a national banking association, having a corporate trust office at One Federal Street, Boston, Massachusetts 02110, party of the second part.

WHEREAS, the Company has heretofore executed and delivered to State Street Trust Company as Trustee and First Savings & Trust Company of Tampa, as Co-Trustee (the Trustee and Co-Trustee being hereinafter sometimes collectively called the “Trustees”) an Indenture of Mortgage dated as of August 1, 1946 (hereinafter called the “Original Indenture”), to secure, as provided therein, its bonds (in the Original Indenture and herein called the “Bonds”), to be designated generally as its “First Mortgage Bonds”, and to be issued in one or more series as provided in the Original Indenture; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee nineteen indentures supplemental (hereinafter sometimes called the “Existing Supplemental Indentures”) including a Sixteenth Supplemental Indenture dated as of October 30, 1992 (the “Sixteenth Supplemental Indenture”) to the Original Indenture and additional notices of extension of lien of indenture (hereinafter sometimes called the “Extension Notices”) for the purpose of better assuring, mortgaging and confirming unto the Trustee certain additional property acquired by the Company since the execution and delivery of the Original Indenture which by the terms of the Original Indenture is or is intended to be subject to the lien thereof; and

WHEREAS, the Original Indenture, the Existing Supplemental Indentures and the Extension Notices heretofore delivered have been recorded in the public records of the counties as specified on Schedule 1 attached hereto and made a part hereof; and

WHEREAS, by resignation dated December 31, 1993, and accepted by the Company and the Trustee on January 5, 1994, Barnett Banks Trust Company, N.A., successor Co-Trustee, resigned as Co-Trustee, and no Co-Trustee has been appointed; and

WHEREAS, by resignation effective as of October 29, 2003, State Street Bank and Trust Company resigned as trustee, and effective on that date, (i) the Company appointed U.S. Bank National Association as successor Trustee and (ii) U.S. Bank National Association accepted the appointment as successor Trustee; and

WHEREAS, pursuant to the Original Indenture, as so supplemented and as supplemented by the Sixteenth Supplemental Indenture, there have been executed, authenticated and delivered and there were last outstanding $75,000,000 aggregate principal amount of 7 3/4% First Mortgage Bonds Series due 2022, being all of the Bonds heretofore issued which remained outstanding, and all of same have been redeemed and, therefore, no Bonds remain “outstanding” on the date hereof as defined in Section 1.02E of the Original Indenture; and

WHEREAS, the Company desires to execute and deliver this Twentieth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of amending and restating in its entirety the recitals, granting clauses and Articles One through Nineteen of the Original Indenture as heretofore supplemented and amended, such modifications of covenants and agreements of the Company to be effective immediately (the Original Indenture as supplemented and modified by the aforesaid nineteen and this Twentieth Supplemental Indenture being herein sometimes called the “Indenture”); and

WHEREAS, all acts and proceedings required by law and the Charter and Bylaws of the Company necessary to constitute the Indenture a valid and binding mortgage and deed of trust for the security of the Bonds from time to time outstanding, in accordance with the terms of the Indenture and the terms of the Bonds, have been done and performed; and the execution and delivery of this Twentieth Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, for the purposes aforesaid and in pursuance of the terms and provisions of the Indenture, amending and restating the recitals, granting clauses and Articles One through Nineteen of the Original Indenture as heretofore supplemented and amended, the Company has executed and delivered this Twentieth Supplemental Indenture, and in consideration of the sum of $1 to the Company duly paid by the Trustee at or before the ensealing and delivery hereof and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustee and its successors in the trust under the Indenture, for the equal and pro rata benefit and security of all future holders of all Bonds to be issued under the Indenture, without preference, priority or distinction whatsoever, as follows:

RECITALS

WHEREAS, the Company is authorized by law, and deems it necessary from time to time, to borrow money for its proper corporate purposes, and to mortgage and pledge its property hereinafter described to secure the payment thereof; and to that end, in the exercise of said authority, has duly authorized and directed the creation of multiple series of its bonds, to an amount limited only by the terms of this Indenture of Mortgage, by law and by the Articles of Incorporation of the Company, as from time to time in effect, to be known generally as its First Mortgage Bonds and to be issued in one or more series, and, in order to secure the payment of the principal of and interest on said Bonds (hereinafter called the “Bonds”), to provide for the authentication and delivery thereof by the Trustee and to establish and declare the terms and conditions upon which the Bonds are to be issued and secured, the Company has heretofore duly authorized and directed the execution and delivery of this Indenture of Mortgage; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation, as amended, and by-laws of the Company necessary to constitute this Indenture a valid and binding mortgage for the security of all of the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized;

GRANTING CLAUSES

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under this Indenture according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and to declare the terms and conditions upon and subject to which the Bonds are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of $1 duly paid to the Company by the Trustee, at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Indenture, and by these presents, does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee, its successors in trust and assigns, the following property, rights, privileges and franchises (which collectively are hereinafter called the “Trust Estate”), to wit:

CLAUSE I.

All the property, real, personal or mixed, tangible or intangible (other than Excepted Property as hereinafter defined) of every kind, character and description which is described in the Schedule of Mortgaged Properties set forth in Article Twenty of the Original Indenture and in all indentures supplemental thereto and other instruments heretofore delivered and recorded.

CLAUSE II.

Without in any way limiting anything in Clause I or hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights-of-way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, lands under water, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, and electric light, heat and power plants and systems, dams and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, which are now owned or which may hereafter be owned or acquired by the Company, other than Excepted Property as hereinafter defined; including (but not limited to) all its properties situated in the Cities of Tampa, Plant City, Winter Haven and Dade City, and in the Counties of Hillsborough, Manatee, Pasco, Pinellas, Polk, Highlands and Hardee, Florida, and vicinity, and wheresoever situated (other than Excepted Property as hereinafter defined).

CLAUSE III.

All corporate, Federal, State, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description, now belonging to or which may hereafter be owned, held, possessed or enjoyed by the Company (other than Excepted Property as hereinafter defined) and all renewals, extensions, enlargements and modifications of any of them.

CLAUSE IV.

Also all other property, real, personal or mixed, tangible or intangible (other than Excepted Property as hereinafter defined) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transmission, distribution, sale or supplying electricity, now owned or which may hereafter be acquired by the Company, it being the intention hereof that all property, rights and franchises acquired by the Company after the date hereof (other than Excepted Property as hereinafter defined) shall be as fully embraced within and subjected to the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

CLAUSE V.

Together with (other than Excepted Property as hereinafter defined) all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, reservation and reservations, remainder and remainders, and the tolls, rents, revenues, issues, earnings, income, issues, products and profits thereof, and every part and parcel thereof, and all the estate, right, title, interest, possession, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

CLAUSE VI.

Also any and all property, real, personal or mixed, including Excepted Property as hereinafter defined, that may, from time to time hereafter, by delivery or by writing of any kind, for the purposes hereof be in any wise subjected to the lien hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited and/or pledged by the Company, or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as hereinafter provided, as substituted security hereunder, to the extent permitted by law. Such conveyance, mortgage, assignment, transfer, deposit and/or pledge or other creation of lien by the Company or by anyone in its behalf or with its consent of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company or the person or corporation conveying, assigning, mortgaging, transferring, depositing and/or pledging the same, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, transferred, deposited and/or pledged, or the proceeds thereof.

CLAUSE VII.

EXCEPTED PROPERTY.

There is, however, expressly excepted and excluded from the lien and operation of this Indenture the following described property of the Company, herein sometimes referred to as “Excepted Property”:

A. All property of the character expressly excepted from the lien of this Indenture in the descriptions contained in the “Schedule of Specifically Excepted Properties” in Article Twenty of the Original Indenture, and identified as property excepted from the lien of this Indenture in each indenture supplemental hereto heretofore delivered and recorded;

B. All cash on hand and in banks, all contracts and other choses in action, all general intangibles, all shares of stock, bonds, notes, evidences of indebtedness and other securities and securities entitlements; and bills, notes and accounts receivable, conditional sales contracts or agreements and appliance rental or lease agreements, other than any of the foregoing which are by the express provisions of this Indenture subjected or required to be subjected to the lien hereof;

C. All goods, wares, merchandise, appliances, materials and supplies, manufactured, produced, purchased or acquired for the purpose of sale or lease in the ordinary course of business; and gas, oil, coal and other minerals and other products, fuel, materials, stores and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the plants or systems of the Company;

D. All oil, gas, coal and other minerals, if any, lying or being within or under any land subject to the lien of this Indenture;

E. Office furniture, office equipment and office supplies;

F. Aircraft, automobiles, trucks and similar vehicles, together with all equipment necessary to the operation and maintenance thereof;

G. The last day of the term of each leasehold estate (oral or written, and/or any agreement therefor) now or hereafter enjoyed by the Company, and whether falling within a general or particular description of property herein;

H. All other property which for some reason (other than that the same constitutes Excepted Property under the preceding paragraphs A to G, inclusive) does not fall within the definition of Bondable Property as hereinafter defined;

I. All property excepted from the lien hereof pursuant to the provisions of Article Twelve.

The Company may, however, pursuant to the provisions of Granting Clause VI above, subject to the lien and operation of this Indenture all or any part of the Excepted Property.

TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever:

SUBJECT, HOWEVER, to the exceptions, reservations, restrictions, conditions, limitations, covenants and matters recited in the Schedule of Mortgaged Properties set forth in Article Twenty of the Original Indenture and in the indentures supplemental thereto and Extension Notices heretofore delivered and recorded, to Permitted Encumbrances as hereinafter defined, and, with respect to any property which the Company may hereafter acquire, to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition;

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds authenticated and delivered hereunder and duly issued by the Company, without any discrimination, preference or priority of any one Bond over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, so that each and all of said Bonds shall have the same right, lien and privilege under this Indenture and shall be equally secured hereby and shall have the same proportionate interest and share in the Trust Estate, with the same effect as if all of the Bonds had been issued, sold and negotiated simultaneously on the date of the delivery hereof;

AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions hereinafter set forth and declared.

ARTICLE ONE

Definitions and Other Provisions of General Application

Section 1.01. For all purposes of this Indenture, the following terms shall have the following defined meanings:

“Accountant” means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified, registered or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required to be Independent, may be an employee or Affiliate of the Company.

“Act” when used with respect to any Holder of a Bond, has the meaning specified in Section 1.06.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any

Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any corporation of which the Company beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the term “Controlled” shall have the meaning correlative to the foregoing. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Authenticating Agent” means any Person or Persons (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Bonds of one or more series.

“Authorized Officer” means the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, or any other officer, manager or agent of the Company duly authorized pursuant to a Board Resolution to act in respect of matters relating to this Indenture.

“Available Cash”, at any time, shall mean all cash then held by, or deposited with, the Trustee other than cash so held or deposited pursuant to Section 2.07 or Article Eight.

“Board of Directors” means either the board of directors, board of managers or similar governing body of the Company or any committee thereof duly authorized to act in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary, an Assistant Secretary or an Authorized Officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bondable Property” means and comprises any property now owned or hereafter acquired by the Company, located in the United States of America and coastal waters having its protection, which is used by or useful to the Company in the business of furnishing or distributing electricity, (except as provided below) for heat, light, power or other uses, or in any business which is incidental thereto, including, without limiting the generality of the foregoing, all properties necessary or appropriate for purchasing, generating, manufacturing, producing, utilizing, transmitting, supplying, distributing and/or disposing of electricity, together with betterments, improvements, additions, repairs, replacements, or alterations, of, upon and to such property of the Company and equipment and appliances installed as a part of the operating property of the Company; provided that such property shall be property which the Company under its charter and all applicable laws shall be lawfully authorized to own and as to which the Company has or expects to be able to obtain the franchises, licenses, permits and other rights necessary for the maintenance and use thereof. The term Bondable Property shall not be deemed to include any property excepted from the Lien of this Indenture by paragraphs A to G, inclusive, of Clause VII of the Granting Clauses hereof.

“Bonds” means any Bonds authenticated and delivered under this Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or in the place in which the Corporate Trust Office is located are required or authorized to be closed, except as may be otherwise specified as contemplated by Section 2.01.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the date hereof such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means Tampa Electric Company, a Florida corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means, respectively, a written order or request, as the case may be, signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is currently located at One Federal Street, Boston, Massachusetts 02110; provided, however, that for purposes of presentment and surrender of Bonds Outstanding for transfer, exchanges or final payment, such office is currently located at 60 Livingston Avenue, St. Paul, Minnesota 55107, or such other office as the Trustee may designate from time to time by notice to the Company.

“Corporation” means a corporation, association, company, limited liability company, partnership, limited partnership, joint venture, joint stock company or business or statutory trust, and references to “corporate” and other derivations of “Corporation” herein shall be deemed to include appropriate derivations of such entities.

“Cost” with respect to Property Additions has the meaning specified in Section 1.03(c).

“Co-Trustee” has the meaning specified in Section 10.16(a).

“Defaulted Interest” has the meaning specified in Section 2.07(b).

“Depositary” means, with respect to the Bonds of any series issuable or issued in whole or in part in the form of one or more Global Bonds, the Person designated as Depositary by the Company pursuant to Section 2.01 hereof, which must be a clearing agency registered under the Exchange Act, and, if so provided pursuant to Section 2.01 hereof with respect to the Bonds of any series, any successor to such Person. If at any time there is more than one such Person, “Depositary” shall mean, with respect to any series of Bonds, the qualifying entity which has been appointed with respect to the Bonds of that series.

“Discount Bond” means any Bond which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 9.01. “Interest” with respect to a Discount Bond means interest, if any, borne by such Bond at a Stated Interest Rate.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Earnings Certificate” has the meaning specified in Section 1.04.

“Eligible Obligations” means:

(a) with respect to Bonds denominated in Dollars, Government Obligations or, if specified pursuant to Section 2.01 with respect to any Bonds, other Investment Securities; or

(b) with respect to Bonds denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Bonds, as contemplated by Section 2.01.

“Event of Default” has the meaning specified in Section 9.01.

“Excepted Property” has the meaning set forth in Clause VII of the Granting Clauses:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expert” means a Person which is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, (a) “engineer” means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) “appraiser” means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property.

“Experts’ Certificate” means a certificate signed by an Authorized Officer, by an Accountant and by an Expert (which Accountant and Expert (a) shall be selected either by the Board of Directors or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except as otherwise required in Sections 3.02 and 7.08, may be an employee or Affiliate of the Company) and delivered to the Trustee. The amount stated in any Experts’ Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Holders of the Bonds.

“Extension Notice” means a notice of the extension of the Lien of this Indenture to property acquired by the Company constituting part of the Trust Estate.

“Fair Value”, with respect to property, means the fair value of such property as determined in the reasonable judgment of the Expert certifying to such value, such determination to be based on any one or more factors deemed relevant by such Expert including, without limitation, (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the cost, accumulated depreciation, and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Indenture and (y) the Fair Value to the Company of Property Additions may be of less value to a Person which is not the owner or operator of the Trust Estate or any portion thereof than to a Person which is such owner or operator. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.

“Global Bond” means a Bond evidencing all or part of a series of Bonds, issued to the Depositary for such series or its nominee and registered in the name of such Depositary or nominee.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act, which may include the Trustee or any Authenticating Agent or Paying Agent) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” or “Bondholder” means a Person in whose name a Bond is registered in the Security Register.

“Independent”, when applied to any Accountant or Expert, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the Bonds or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) shall be reasonably acceptable to the Trustee. The acceptance by the Trustee of an opinion or certificate of an Independent Person shall be sufficient evidence that such Independent Person has been approved by the Trustee.

“Independent Experts’ Certificate” means a certificate signed by an Expert who is Independent and delivered to the Trustee.

“Interest Payment Date”, when used with respect to any Bond, means the Stated Maturity of an installment of interest on such Bond.

“Investment Securities” means any of the following obligations or securities on which neither the Company, any other obligor on the Bonds nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Authenticating Agent or Paying Agent) or savings and loan association whose outstanding securities (or securities of the bank holding company owning all of the capital stock of such bank or savings and loan association) are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Authenticating Agent or Paying Agent) whose outstanding securities (or securities of the bank holding company owning all of the capital stock of such commercial bank) are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Authenticating Agent or Paying Agent) whose outstanding securities (or securities of the bank holding company owning all of the capital stock of such bank or financial institution) are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Authenticating Agent or Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.

“Maturity”, when used with respect to any Bond, means the date on which the principal of such Bond or an installment of principal becomes due and payable as provided in such Bond or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Officers’ Certificate” means a certificate signed by any two Authorized Officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

“Outstanding” means, with reference to Bonds, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

(a) Bonds theretofore canceled or delivered to the Security Registrar for cancellation;

(b) Bonds deemed to have been paid for all purposes of this Indenture in accordance with Section 8.01 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

(c) Bonds, the principal, premium, if any, and interest, if any, which have been fully paid pursuant to Section 2.06(c) or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, other than any such Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Bonds are held by a bona fide purchaser or purchasers in whose hands such Bonds are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Bonds Outstanding under this Indenture, or the Bonds Outstanding of any series, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Bonds:

(x) Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Bonds Outstanding under this Indenture, or (except for the purposes of actions to be taken by Holders of more than one series voting as a class under Section 13.02) all Bonds Outstanding of each such series, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Bonds which the Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Bonds so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, or any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Bond which shall have been delivered to evidence or secure, in whole or in part, the Company’s obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Bond is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Bond as does not exceed the principal amount of such other indebtedness;

(y) the principal amount of a Discount Bond that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 9.01; and

(z) the principal amount of any Bond which is denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be the amount of Dollars which could have been purchased by the principal amount (or, in the case of a Discount Bond, the Dollar equivalent on the date determined as set forth below of the amount determined as provided in (y) above) of such currency or composite currency evidenced by such Bond, in each such case certified to the Trustee in an Officers’ Certificate, based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in The City of New York on the fifth Business Day preceding any such determination or (ii) if on such fifth Business Day it shall not be possible or practicable to obtain such quotations from such three banks, on such other quotations or alternative methods of determination which shall be as consistent as practicable with the method set forth in (i) above;

provided, further, that in the case of any Bond the principal of which is payable from time to time without presentment or surrender, the principal amount of such Bond that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Outstanding” means, with reference to Prior Lien Indebtedness, as of the date of determination, all Prior Lien Indebtedness authenticated and delivered by the trustee under the lien securing the same, or, if there be no such trustee, all Prior Lien Indebtedness theretofore issued or incurred under any such Lien, except (a) Prior Lien Indebtedness theretofore cancelled, (b) Prior Lien Indebtedness issued in substitution for lost, destroyed or mutilated evidences thereof, (c) Prior Lien Indebtedness pledged hereunder, (d) Prior Lien Indebtedness held uncancelled by the trustee under a Prior Lien (on the same property as that securing the Prior Lien indebtedness so held) under conditions such that no transfer of ownership or possession thereof is permissible, except upon a default under such Lien, or except to the Trustee hereunder, or to the trustee or other holder of another Prior Lien on the same property for cancellation or to be held uncancelled under like conditions under the terms of such other Lien, and (e) Prior Lien Indebtedness for the payment or redemption or other retirement of which provision shall have been made by the deposit of cash with the Trustee hereunder or with the trustee under the Lien securing the same, provided that if such Prior Lien Indebtedness is to be redeemed, notice of such redemption shall have been duly given or provision satisfactory to the Trustee for the giving of such notice shall have been made.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of, and premium, if any, or interest, if any, on any Bonds on behalf of the Company.

“Permitted Encumbrances” shall mean as of any particular time any of the following:

(1) Liens for taxes, assessments, or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; and Liens for taxes, assessments or governmental charges already delinquent, but whose validity is at the time being contested in good faith by the Company as provided in Section 6.05;

(2) Liens and charges incidental to construction or current operation which have not at such time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are insignificant in amount;

(3) Liens, securing obligations neither assumed by the Company nor on account of which it customarily pays interest directly or indirectly, existing, either at the date hereof, or, as to property hereafter acquired, at the time of acquisition by the Company, upon real estate or rights in or relating to real estate acquired by the Company for substation or transmission, distribution or other right of way purposes;

(4) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate the property and business of the Company;

(5) The Lien of judgments covered by insurance or if not so covered not exceeding at any one time $50,000,000 in aggregate amount;

(6) Easements or reservations in respect of any property of the Company for the purpose of rights of way, including overhead and underground transmission and distribution lines, and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), which in the opinion of counsel (at the time of the acquisition of the property affected or subsequently) will not interfere with the proper operation and development of the property affected thereby;

(7) Any Lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee hereunder or with the trustee or mortgagee under the instrument evidencing such Lien or encumbrance, with irrevocable authority to the Trustee hereunder or to such other trustee or mortgagee to apply such moneys to the discharge of such Lien or encumbrance to the extent required for such purpose;

(8) Any Lien reserved as security for rent or for compliance with other provisions of the lease in the case of any leasehold estate;

(9) Any exceptions, reservations and other matters described in the Schedule of Mortgaged Properties set forth in Article Twenty hereof and in Supplemented Indentures and Extension Notices heretofore delivered, and, with respect to any property which the Company may hereafter acquire, any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same, which, in the opinion of counsel, will not materially adversely affect the Trust Estate or the operation thereof by the Company; and

(10) The undivided interests of other owners, and Liens on such undivided interests, in property owned jointly or in common with the Company whether or not the Company is presently entitled to require partition of such property.

“Person” means any individual, Corporation or any Governmental Authority.

“Place of Payment”, when used with respect to the Bonds of any series, or thereof, means the place or places, specified as contemplated by Section 2.01, at which, subject to Section 6.02, principal of and premium, if any, and interest, if any, on the Bonds of such series or are payable.

“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 2.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Bond shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Bond.

“Prior Lien” means any Lien securing Prior Lien Indebtedness.

“Prior Lien Indebtedness” means indebtedness secured by a mortgage or other Lien, other than Permitted Encumbrances, prior to the Lien of this Indenture, upon any Trust Estate of the Company, whether or not assumed by the Company or placed thereon to secure unpaid portions of the purchase price, at the time of such acquisition.

“Property Additions” has the meaning specified in Section 1.03.

“Redemption Date”, when used with respect to any Bond to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Bond to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, exclusive of accrued and unpaid interest.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Bonds of any series means the date specified for that purpose as contemplated by Section 2.01.

“Required Currency” has the meaning specified in Section 2.11.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust group of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.05.

“Special Record Date” for the payment of any Defaulted Interest on the Bonds of any series means a date fixed by the Trustee pursuant to Section 2.07(b)(i).

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Bond shall be made without regard to the effective interest cost to the Company of such Bond and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness the Company’s obligations in respect of which are evidenced or secured in whole or in part by such Bond.

“Stated Maturity”, when used with respect to any Bond or any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Successor Company” has the meaning set forth in Section 12.01.

“Supplemental Indenture”, “Supplemental Indenture” or “indenture supplemental hereto” means an instrument supplementing or amending this Indenture executed and delivered pursuant to Article Fourteen.

“Trust Estate” means, as of any particular time, all property which at such time is subject to the Lien of this Indenture.

“Trustee” means U.S. Bank National Association, a national banking association, until a successor Trustee shall have been appointed by the Bondholders or the Company pursuant to Section 10.15 or otherwise have become such with respect to one or more series of Bonds pursuant to the applicable provisions of this Indenture, including Section 10.21, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Bonds of any series shall mean the Trustee with respect to Bonds of that series.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, as amended, as in effect at such time.

“United States” means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

Section 1.02. Uses of Terms.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all terms used herein without definition which are defined in the Uniform Commercial Code of Florida as in effect on the date hereof shall have the meanings assigned to them therein;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

(e) the table of contents and headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this Indenture;

(f) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(g) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.03. Property Additions; Cost.

(a) The term “Property Additions” shall mean and comprise only Bondable Property which shall have been purchased, constructed or otherwise acquired (including acquisition by merger or consolidation) by the Company, including property then in the process of construction in so far as actually constructed subsequent to said date, and the Cost of which is properly chargeable to plant accounts, as further provided in this Paragraph (a).

(i) All property of the character herein described as Property Additions owned by any Successor Company immediately prior to the time it shall become such Successor Company as provided in Article Twelve which shall have been subjected to the Lien of this Indenture as provided in Section 12.04 shall be deemed to be Property Additions acquired by such Successor Company at the date upon which it became such Successor Company and for the purposes of Section 1.04 and of Section 3.02 shall be treated as property used or operated by others in a business similar to that in which it is used or operated by the Company.

(ii) Property Additions need not consist of a specific or complete accession, addition or improvement or complete new property but may include construction work in progress for which the Company has permits, licenses, franchises or similar rights adequate to construct the same, if carried in plant accounts in accordance with generally accepted accounting principles, whether capable of complete description and identification or not, and may include property purchased, constructed or acquired to renew or replace property retired by the Company.

(iii) The term Property Additions shall be deemed to include

(A) the interest of the Company in property owned jointly or in common with other parties (and the Company’s undivided interest in the title thereto shall be deemed good title for the purposes of this Indenture); and

(B) paving, grading and other improvements to public highways, streets and alleys and other public lands required for or in connection with the installation or repair of overhead, surface or underground facilities of the Company and paid for by the Company (notwithstanding the fact that title thereto may not be in the Company).

(iv) The term Property Additions shall not be deemed to include any plant, system or other property in which the Company shall acquire only a leasehold interest, or, unless the same shall be movable physical property and shall constitute personal property, any betterments, extensions, improvements or additions of, upon or to any plant, system or property in which the Company shall hold only a leasehold interests or governmental or municipal franchises, permits or similar rights, as such, separate and distinct from the property operated thereunder; but there shall not be excluded from Property Additions any equipment or other property of the Company by reason of the fact that it may be located in, upon or under any public highway or customer’s premises or other places not owned by the Company.

(v) In case of any application for any issuance of Bonds or release of Available Cash upon the basis of Property Additions, any Property Additions to be acquired or becoming such concurrently with the granting of the application may, at the Company’s option, be considered and treated as already acquired for the purpose of computing Property Additions hereunder.

(vi) Bondable Property subject to any Prior Lien shall not be deemed to be Property Additions for any of the purposes of this Indenture unless and until such Prior Lien is paid or otherwise satisfied or all the Prior Lien Indebtedness secured thereby has ceased to be Outstanding.

(b) When the aggregate amount of any Property Additions are calculated for any purpose under the Indenture, there shall be deducted from the Cost or Fair Value to the Company thereof, as the case may be (as of the date so calculated), an amount equal to all related reserves

(estimated, if necessary, as to particular property) for depreciation, depletion, obsolescence or amortization recorded on the books of the Company as of the date so calculated in respect of such Property Additions which have not theretofore been deducted from the Cost or Fair Value of Property Additions theretofore so calculated.

(c) Except as otherwise provided in Section 7.03, the term “Cost” with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (iv) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Indenture,

(i) with respect to Property Additions owned by a Successor Company immediately prior to the time it shall have become such by consolidation or merger or acquired by a Successor Company in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such Successor Company, or the predecessor Corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

(ii) with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or Fair Value, Cost with respect to such Property Additions shall mean an amount equal to the Fair Value to the Company thereof or, if greater, the aggregate amount reflected in the Company’s books of account with respect thereto upon the acquisition thereof;

(iii) in cases where different classes or kinds of property have been acquired for a consideration not divided among the respective classes or kinds of property acquired, the Company may allocate on its books in any reasonable manner consistent with generally accepted accounting principles the Cost of the property comprising the different classes and kinds of property; the Company may from time to time classify or reclassify any property so acquired in accordance with the requirements of any regulatory authority having jurisdiction over the accounts of the Company, and the Cost as so allocated, classified, or reclassified shall be deemed to be the cost of the respective classes or kinds of property; and if the Cost of any property is not separately shown by the books of the Company, an estimate may be used; and

(iv) in no event shall the Cost of Property Additions be required to reflect any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

(d) If any Property Additions are shown by the Experts’ Certificate provided for in Section 3.02(e)(iv) to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value, franchises, contracts, operating agreements and other rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value, rights and intangible property.

Section 1.04. Earnings Certificate, Net Earnings Available for Interest.

(a) The term “Earnings Certificate” shall mean an Officers’ Certificate (which, unless one of the Authorized Officers signing the same is an Accountant, shall also be signed by an Accountant), dated not more than 30 days prior to the date upon which application is made for the authentication and delivery of Bonds on the basis of such certificate and dated subsequent to the last previous date upon which any Bonds have been authenticated and delivered hereunder, containing the statements required by Section 1.05(b) and setting forth in reasonable detail:

(i) The net earnings of the Company available for interest, computed as hereinafter provided, for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the calendar month in which the application for authentication and delivery of Bonds is made.

(ii) The annual “interest charges on bonded indebtedness”, which term shall mean the aggregate annual interest charges on

(A) all Bonds Outstanding hereunder at the date of said certificate;

(B) all Bonds whose authentication and delivery are applied for in such application or in any other pending application; and

(C) all Outstanding Prior Lien Indebtedness;

excluding, however, from such computation the annual interest charges on any Bond or Prior Lien Indebtedness which is to be paid, redeemed or otherwise retired or provision for the retirement of which is to be made, so that the same will cease to be Outstanding as herein defined, prior to or concurrently with the authentication and delivery of the Bonds applied for.

(iii) That such net earnings available for interest are at least twice the aggregate of such annual interest charges on bonded indebtedness.

(iv) That such net earnings available for interest have been computed as provided in this Section.

(b) If the aggregate principal amount of Bonds being applied for plus the aggregate principal amount of Bonds authenticated and delivered since the commencement of the then current calendar year (other than Bonds with respect to which an Earnings Certificate is not required or with respect to which an Earnings Certificate signed by an Independent Accountant has been previously furnished) is 10% or more of the aggregate principal amount of the Bonds at the time Outstanding hereunder, and if the 12 months’ period in respect of which the net earnings are being calculated is a period with respect to which an annual report is required to be filed by the Company pursuant to Section 11.02(c), then such Earnings Certificate shall be signed by an Independent Accountant, in addition to being signed as hereinabove required.

(c) Net earnings available for interest shall be computed in accordance with generally accepted accounting principles (a) by deducting, from the total operating revenues of the Company for the period in question derived from the Trust Estate an amount equal to the total operating expenses applicable to the Trust Estate for such period, including (i) all taxes other than income, excess profits and other taxes imposed on or measured by income or undistributed earnings or income; (ii) rentals, insurance, current repairs and maintenance; and (iii) provision for depreciation of the property from which such operating revenues were derived, which shall be the amount actually charged by the Company on its books of account, but excluding any charges on account of interest on indebtedness or on account of debt discount and expense; and (b) by adding to the amount so determined net operating income and revenue from the operation of property not included in the Trust Estate and other income net, to an amount not exceeding 15% of the total of net earnings available for interest, including such income so added. Profits or losses from the sale, abandonment, amortization, retirement or other disposition of capital assets or taxes in respect of any such profits or any amortization or elimination of intangibles or adjustment accounts shall not be taken into account in determining net earnings available for interest.

(d) In case any item of income or expense is not segregated on the books of the Company as between the operation of property which is and property which is not a part of the Trust Estate, the Company may allocate such expense or income in any reasonable manner.

(e) If the Company shall have acquired, within or after the period for which net earnings available for interest is being determined, or will acquire in connection with the issuance of the Bonds being applied for, properties which within six months prior to such acquisition were used or operated in a business similar to that in which they are or are to be used or operated by the Company, then, in computing net earnings available for interest, the net earnings of such properties for the whole of such period shall be included as if such properties had been owned by the Company during the whole of such period; and if, within or after said period, any substantial portion of the properties of the Company shall have been disposed of by the Company, and if the amount of earnings of such properties is capable of being separately determined in accordance with sound accounting practice, then in computing net earnings available for interest, the net earnings of such properties for such period shall be excluded.

Section 1.05. Compliance Certificates and Opinions; Form of Documents Delivered to Trustee

(a) Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that in the opinion of the Authorized Officers executing such Officers’ Certificate all conditions precedent, if any, provided for in this Indenture relating to the proposed action (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

(c) Any Officers’ Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, and insofar as it relates to or is dependent upon matters which are required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless, in any case, either such Authorized Officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officers’ Certificate may be based as aforesaid are erroneous.

(d) Any Experts’ Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Experts, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such Expert has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

(e) Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and in so far as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

(f) Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence of Liens thereon, and/or the recording or filing of documents, and/or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, abstracts of title, lien search certificates and other similar documents or (ii) certificates of, or representations by, officers, employees, agents and/or other representatives of the Company or (iii) any combination of the documents referred to in (i) and (ii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officers’ Certificate, certificate of an Accountant or Experts’ Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

(g) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where (i) any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, or (ii) two or more Persons are each required to make, give or execute any such application, request, consent, certificate, statement, opinion or other instrument, any such applications, requests, consents, certificates, statements, opinions or other instruments may, but need not, be consolidated and form one instrument.

(h) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officers’ Certificate, Experts’ Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Bonds issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Bonds, except as aforesaid.

Section 1.06. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Bond, shall be sufficient for any purpose of this Indenture and (subject to Sections 10.02 and 10.03) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. Without limiting the generality of the foregoing, unless otherwise established in or pursuant to a Board Resolution or set forth or determined in an Officers’ Certificate, or established in one or more Supplemental Indentures, pursuant to Section 2.01 hereof, a Holder, including a Depositary that is a Holder of a Global Bond, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Bond may provide its proxy or proxies to the beneficial owners of interests in any such Global Bond through such Depositary’s standing instructions and customary practices.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The ownership, principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Bonds held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Bonds for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Bonds by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Bonds of any series, authenticated and delivered after any Act of Holders may bear a notation as to any action taken by such Act of Holders. If the Company shall so determine, new Bonds of any series, so modified as to conform, in the opinion of the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series.

(g) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Bonds have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Bonds shall be computed as of the record date.

Section 1.07. Notices, Etc. to Trustee or Company.

(a) Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address set forth for such party below or such other address as the parties hereto shall from time to time designate, or delivered by registered or certified mail or reputable overnight courier, charges prepaid, to the applicable address set forth for such party below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

U.S. Bank National Association

Corporate Trust Services

One Federal Street, Tenth Floor

Boston, Massachusetts 02110

Attention: Tampa Electric Company

Telephone:	617-603-6549
Telecopy:	617-603-6683
Email:	eric.donaghey@usbank.com

If to the Company, to:

Tampa Electric Company

702 North Franklin Street

Tampa, Florida 33602

Attention:	Chief Financial Officer

Telephone:

Telecopy:

Email:

(b) Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission if transmitted during normal business hours and otherwise on the next Business Day, and if transmitted by registered or certified mail or reputable overnight courier, on the date of receipt.

Section 1.08. Notice to Holders of Bonds; Waiver.

(a) Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such Notice.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then any manner of giving such notice as shall be acceptable to the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to Holders.

(c) Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.09. Conflict with Trust Indenture Act. If this Indenture shall become qualified and shall become subject to the Trust Indenture Act, (a) if any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control and (b) if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control unless otherwise provided as contemplated by Section 2.01 with respect to any series of Bonds. Except as expressly provided otherwise herein, any reference herein to a requirement under the Trust Indenture Act shall only apply upon and so long as this Indenture is qualified under and subject to the Trust Indenture Act.

Section 1.10. Effect of Headings and Table of Contents. The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.11. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Indenture contained, by or in behalf of the Company or the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 1.12. Separability Clause. In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Section 1.13. Parties in Interest. Nothing in this Indenture expressed or implied is intended or shall be construed to give to any Person other than the Company, the Trustee, and the Holders of the Bonds issued hereunder, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenants, condition or provision herein or in the Bonds contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee, and the Holders of the Bonds issued hereunder.

Section 1.14. Governing Law. This Indenture and the Bonds shall be governed by and construed in accordance with the law of the State of Florida, except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the laws of any other state where the Company then owns Trust Estate shall govern the Lien and related provisions of the Indenture with respect to property in such State.

Section 1.15. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Bonds other than a provision in Bonds of any series, or in the Supplemental Indenture or Board Resolution which establishes the terms of the Bonds of such series, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, or Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

Section 1.16. Investment of Cash Held by Trustee.

(a) Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Section 7.06 or in Article Eight, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities) and any interest on such Investment Securities shall be paid over to the Company as received, free and clear of any Lien as agreed between the Company and the Trustee. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien. In no event shall the Trustee be liable for any loss incurred in connection with the performance or the sale of any Investment Security pursuant to this Section. If no Investment Securities are designated by the Company, such cash held by the Trustee shall remain uninvested.

(b) Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Trust Estate until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.

Section 1.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) service affecting the banking industry generally; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18. Consent to Undertaking for Costs. All parties to this Indenture agree, and each holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as such Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than 10% in principal amount of the Bonds Outstanding, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on any Bond, on or after the respective due dates expressed in such Bonds.

Section 1.19. Suspension of Certain Obligations when No Bonds are Outstanding. At any time when no Bonds are Outstanding, the Company’s obligations (and for avoidance of doubt, the Trustee’s obligations) under Articles Six and Seven shall be suspended and of no effect. In addition, during such time, notwithstanding the provisions of Article Seven, upon the written request of the Company to the Trustee for any release of any part of the Trust Estate or any Available Cash, all or any part of the Trust Estate or Available Cash may be released by the Trustee without delivery of any Officers’ Certificates or Opinions of Counsel or the satisfaction of any other conditions provided in Article Seven, other than an Opinion of Counsel that such release is authorized and permitted hereunder.

ARTICLE TWO

Terms of Bonds

Section 2.01. Issuable in Series. The Bonds may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Bonds of any series there shall be established by specification in a Supplemental Indenture or in a Board Resolution or in an Officers’ Certificate pursuant to a Supplemental Indenture or a Board Resolution:

(a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from Bonds of all other series);

(b) any limit upon the aggregate principal amount of the Bonds of such series which may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 2.04, 2.05, 2.06, 5.03 or 13.05, and except for any Bonds which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(c) the Person or Persons (without specific identification) to whom any interest on Bonds of such series, shall be payable, if other than the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal of the Bonds of such series, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension); and the right, if any, to extend the Maturity of the Bonds of such series, or any thereof, and the duration of any such extension;

(e) the rate or rates at which the Bonds of such series, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest after Maturity if different from the rate or rates at which such Bonds shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise, the date or dates from which such interest shall accrue; the Interest Payment Dates and the Regular Record Dates, if any, for the interest payable on such Bonds on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 2.10; and the right, if any, to extend the interest payment periods and the duration of any such extension;

(f) the place or places at which and/or methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Bonds of such series, shall be payable, (ii) registration of transfer of Bonds of such series, or any thereof, may be effected, (iii) exchanges of Bonds of such series, may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds of such series, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series; and, if such is the case, that the principal of such Bonds shall be payable without the presentment or surrender thereof;

(g) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Bonds of such series, may be redeemed, in whole or in part, at the option of the Company and any restrictions on such redemptions; including but not limited to a restriction on a partial redemption by the Company of the Bonds of any series, resulting in delisting of such Bonds from any national exchange;

(h) the obligation or obligations, if any, of the Company to redeem or purchase or repay the Bonds of such series, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Bonds shall be redeemed or purchased or repaid, in whole or in part, pursuant to such obligation and applicable exceptions to the requirements of Article Five in the case of mandatory redemption or redemption or repayment at the option of the Holder;

(i) the denominations in which Bonds of such series, shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

(j) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Bonds are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the manner in which the amount of such coin or currency payable is to be determined;

(k) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Bonds of such series, shall be payable (if other than Dollars) and the manner in which the equivalent of the principal amount thereof in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time;

(l) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

(m) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Bonds of such series, may be determined with reference to an index or other fact or event ascertainable outside this Indenture, the manner in which such amounts shall be determined to the extent not established pursuant to clause (e) of this paragraph;

(n) if other than the entire principal amount thereof, the portion of the principal amount of Bonds of such series, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 9.01;

(o) any Events of Default, in addition to those specified in Section 9.01, or any exceptions to those specified in Section 9.01, with respect to the Bonds of such series, and any covenants of the Company for the benefit of the Holders of the Bonds of such series, in addition to those set forth in Article Seven, or any exceptions to those set forth in Article Seven;

(p) the terms, if any, pursuant to which the Bonds of such series, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(q) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Bonds of such series, denominated in a currency other than Dollars or in a composite currency, whether Eligible Obligations include Investment Securities with respect to Bonds of such series, and any provisions for satisfaction and discharge of Bonds of any series, in addition to those set forth in Article Five, or any exceptions to those set forth in Article Five;

(r) if the Bonds of such series, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Bonds to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of global form and (iii) any other matters incidental to such Bonds;

(s) to the extent not established pursuant to clause (r) of this paragraph, any limitations on the rights of the Holders of the Bonds of such series, to transfer or exchange such Bonds or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Bonds of such series, the amount or terms thereof;

(t) any exceptions to Section 1.15, or variation in the definition of Business Day, with respect to the Bonds of such series; and

(u) any other terms of the Bonds of such series, that the Company may elect to specify.

Unless otherwise provided with respect to a series of Bonds as contemplated in clause (b) of this Section 2.01, the aggregate principal amount of a series of Bonds may be increased and additional Bonds of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 2.02. Denominations. Unless otherwise provided as contemplated by Section 2.01 with respect to any series of Bonds, the Bonds of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 2.03. Execution, Authentication, Delivery and Dating.

(a) Unless otherwise provided as contemplated by Section 2.01 with respect to any series of Bonds, Bonds shall be executed on behalf of the Company by an Authorized Officer, and may (but need not) have a corporate seal of the Company affixed thereto or reproduced thereon attested by any other Authorized Officer or by the Secretary or an Assistant Secretary of the Company. The signature of any or all of these officers on the Bonds may be manual or facsimile.

(b) Bonds bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers or the Secretary or an Assistant Secretary of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

(c) If the forms or terms of the Bonds of any series have been established by or pursuant to a Board Resolution as permitted by Sections 2.01 or 2.14, the Trustee shall not be required to authenticate such Bonds if the issuance of such Bonds pursuant to this Indenture will materially and adversely affect the Trustee’s own rights, duties or immunities under the Bonds and this Indenture.

(d) Except as otherwise specified as contemplated by Section 2.01 with respect to any series of Bonds, each Bond shall be dated the date of its authentication.

(e) Except as otherwise specified as contemplated by Section 2.01 with respect to any series of Bonds, no Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee or its agent by manual signature of an authorized officer thereof, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 2.04. Temporary Bonds.

(a) Pending the preparation of definitive Bonds of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as any officer executing such Bonds may determine, as evidenced by such officer’s execution of such Bonds; provided, however, that temporary Bonds need not recite specific redemption, sinking fund, conversion or exchange provisions.

(b) Unless otherwise specified as contemplated by Section 2.01 with respect to the Bonds of any series after the preparation of definitive Bonds of such series, the temporary Bonds of such series shall be exchangeable, without charge to the Holder thereof, for definitive Bonds of such series upon surrender of such temporary Bonds at the office or agency of the Company maintained pursuant to Section 6.02 in a Place of Payment for such Bonds. Upon such surrender of temporary Bonds for such exchange, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Bonds of the same series and of authorized denominations and of like tenor and aggregate principal amount.

(c) Until exchanged in full as hereinabove provided, temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of the same series and of like tenor authenticated and delivered hereunder.

Section 2.05. Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept in each office designated pursuant to Section 6.02, with respect to the Bonds of each series, a register (all registers kept in accordance with this Section being collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Bonds of such series, and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Bonds of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the “Security Registrar.” Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Bonds of one or more series shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.

(b) Except as otherwise specified as contemplated by Section 2.01 with respect to the Bonds of any series, upon surrender for registration of transfer of any Bond of such series at the office or agency of the Company maintained pursuant to Section 6.02 in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount.

(c) Except as otherwise specified as contemplated by Section 2.01 with respect to the Bonds of any series, any Bond of such series, other than a Global Bond, may be exchanged at the option of the Holder for one or more new Bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bonds to be exchanged at any such office or agency. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds, which the Holder making the exchange is entitled to receive.

(d) All Bonds delivered upon any registration of transfer or exchange of Bonds shall be valid obligations of the Company, evidencing the same obligation, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

(e) Every Bond presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form attached to the form of Bond, duly executed by the Holder thereof or his attorney duly authorized in writing.

(f) Unless otherwise specified as contemplated by Section 2.01, with respect to Bonds of any series, or any thereof, no service charge shall be made for any registration of transfer or exchange of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.04, 5.03 or 13.05 not involving any transfer.

(g) The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of

(i) Bonds of any series, during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Bonds of such series called for redemption or

(ii) any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

(h) The provisions of this Section 2.05 are, with respect to any Global Bond, subject to Section 2.15 hereof.

Section 2.06. Mutilated, Destroyed, Lost and Stolen Bonds.

(a) If any mutilated Bond is surrendered to the Trustee or the Security Registrar, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Bond of the same series, and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Bond and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Bond has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Bond, a new Bond of the same series, and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(c) Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Bond, pay such Bond.

(d) Upon the issuance of any new Bond under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) in connection therewith.

(e) Every new Bond of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone other than the Holder of such new Bond, and any such new Bond shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds of such series duly issued hereunder.

Section 2.07. Payment of Interest; Interest Rights Preserved.

(a) Unless otherwise specified as contemplated by Section 2.01 with respect to the Bonds of any series, interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest.

(b) Any interest on any Bond of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on a date (a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Bonds of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on such Special Record Date. No interest, other than said Defaulted Interest, shall be payable to such Holders with respect to any such amounts so deposited by the Company with the Trustee.

(ii) The Company may make payment of any Defaulted Interest on the Bonds of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section and Section 2.05, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

Section 2.08. Persons Deemed Owners.

(a) Prior to due presentment of a Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 2.05 and 2.07) interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(b) No holder of any beneficial interest in any Global Bond held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Bond, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as holder of any Bond.

Section 2.09. Cancellation. All Bonds surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Bonds so delivered shall be promptly canceled by the Security Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Security Registrar shall be disposed of in accordance with the customary practices of the Security Registrar at the time in effect, and the Security Registrar shall not be required to destroy any such certificates. The Security Registrar shall promptly deliver evidence of any cancellation of a Bond if requested in accordance with this Section 2.09 to the Trustee and the Company.

Section 2.10. Computation of Interest. Except as otherwise specified as contemplated by Section 2.01 for Bonds of any series, interest on the Bonds of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed during such period. For example, the interest for a period running from the 15th day of one month to the 15th day of the next month would be calculated on the basis of one 30-day month.

Section 2.11. Payment to be in Proper Currency. In the case of any Bond denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Bond as contemplated by Section 2.01, the obligation of the Company to make any payment of the principal thereof, or the premium or interest thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct in the discharge of an express duty hereunder.

Section 2.12. Extension of Interest Payment. The Company shall have the right at any time, to extend interest payment periods on all the Bonds of any series hereunder, if so specified as contemplated by Section 2.01 with respect to such Bonds and upon such terms as may be specified as contemplated by Section 2.01 with respect to such Bonds.

Section 2.13. CUSIP Numbers. The Company in issuing the Bonds may use “CUSIP” or “ISIN” or other similar numbers (if then generally in use), and, if so, the Company, the Trustee or the Security Registrar may use “CUSIP” or “ISIN” or such other numbers in notices or redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any “CUSIP” or “ISIN” or other number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.14. Forms of Bonds and Trustee Authentication.

(a) The definitive Bonds of each series shall be in substantially the form or forms thereof established in the Supplemental Indenture or Board Resolution establishing such series, or in an Officers’ Certificate pursuant to such a Supplemental Indenture or Board Resolution, in each case with such appropriate insertions, omissions, legends, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution thereof. If the form or forms of Bonds of any series are established in a Board Resolution or in an Officers’ Certificate pursuant to a Supplemental Indenture or a Board Resolution, such Board Resolution and Officers’ Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.02 for the authentication and delivery of such Bonds.

(b) Unless otherwise specified as contemplated by Section 2.01, the Bonds of each series shall be issuable in registered form without coupons. The definitive Bonds shall be produced in such manner as shall be determined by the officers executing such Bonds, as evidenced by their execution thereof.

(c) The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association (or successor Trustee if applicable); as Trustee

By:
Authorized Signatory

Dated:

Section 2.15. Global Bonds.

(a) If the Company establishes pursuant to Section 2.01 hereof that the Bonds of a particular series are to be issued in the form of a Global Bond, then the Company shall execute and the Trustee shall, in accordance with Sections 2.03 and 3.02 hereof, authenticate and deliver, a Global Bond or Bonds which (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of all of the Outstanding Bonds of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be deposited with the Trustee as custodian for the Depositary and (iv) shall, unless otherwise specified in the Supplemental Indenture or Board Resolution for such series, bear a legend substantially to the following effect:

“This Bond is a Global Bond within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Bond is exchangeable for Bonds registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Bond (other than a transfer of this Bond as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Global Bond is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any definitive Bond is issued in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.”

(b) Notwithstanding the provisions of Section 2.04 hereof, the Global Bond of a series may be transferred, in whole but not in part and in the manner provided in Section 2.04 hereof, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

(c) If (i) at any time the Depositary for a series of Bonds notifies the Company or Trustee that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be or (ii) there shall have occurred and be continuing after any applicable grace periods an Event of Default with respect to the Bonds for a series, then in each such case, this Section 2.15 shall no longer be applicable to the Bonds of such series and the Company will execute, and subject to Section 2.05 hereof the Trustee will authenticate and deliver Bonds of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Bonds of such series in exchange for such Global Bonds. In addition, the Company may at any time determine that the Bonds of any series shall no longer be represented by Global Bonds and that the provisions of this Section 2.15 shall no longer apply to the Bonds of such series. In such event the Company will execute and subject to Section 2.05 hereof, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver Bonds of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Bonds of such series in exchange for such Global Bonds. Upon the exchange of the Global Bonds for such Bonds in definitive registered form without coupons, in authorized denominations, the Global Bonds shall be canceled by the Trustee. Such Bonds in definitive registered form issued in exchange for the Global Bonds pursuant to this Section 2.15, shall be registered in such names and in such authorized denominations as the Depositary, pursuant to the instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver Bonds to the Depositary for delivery to the Persons in whose names such Bonds are so registered.

ARTICLE THREE

Issuance of Bonds

Section 3.01. Principal Amount Issuable. Bonds of any one or more series may be authenticated and delivered in any aggregate principal amount so long as, after immediately giving effect thereto, to the concurrent redemption or payment of Bonds and Prior Lien Indebtedness and to any other transactions contemplated therewith (including the acquisition of Property Additions), the aggregate principal amount of all Bonds and Prior Lien Indebtedness, in each case then Outstanding, will not exceed 60% of the sum of (i) the then Cost or Fair Value, whichever is less, of all Property Additions (after making any deductions pursuant to Section 1.03(b)) and (ii) all Available Cash then held by, or deposited with, the Trustee.

Section 3.02. Documents Required to be Delivered. The Trustee shall authenticate and deliver Bonds of a series for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a) the Supplemental Indenture, Board Resolution or other instrument or instruments establishing the form or forms and terms of the Bonds of such series, as provided in Sections 2.01 and 2.14;

(b) a Company Order requesting the authentication and delivery of such Bonds;

(c) Bonds of such series, each executed on behalf of the Company by an Authorized Officer of the Company;

(d) an Officers’ Certificate (i) which shall comply with the requirements of Section 1.05 of this Indenture and (ii) which states that no Event of Default under this Indenture has occurred and is occurring;

(e) an Experts’ Certificate dated as of a date not more than 90 days prior to the first day of the month in which the Company Order referring to it is delivered to the Trustee,

(i) setting forth the aggregate amount of Property Additions then owned by the Company, such amount to be computed by reference to the Company’s financial statements, on a Dollar basis, and stating the Cost of such Property Additions;

(ii) stating that all such property reflected in clause (i) above constitutes Property Additions;

(iii) stating that such Property Additions are desirable for use in the conduct of the business of the Company;

(iv) stating what part, if any, of such Property Additions includes property which had not been included in a previous Experts’ Certificate and which within six months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the Fair Value of such Property Additions to the Company, as of the date of such certificate, is more than $25,000 and more than 1% of the aggregate principal amount of Bonds then Outstanding;

(v) stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to the Company of which a statement is to be made in an Independent Experts’ Certificate pursuant to clause (f) below;

(vi) stating the lower of the Cost or the Fair Value to the Company of such Property Additions (after making deductions pursuant to Section 1.03(b));

(vii) stating the aggregate principal amount of Bonds and Prior Lien Indebtedness to be Outstanding immediately prior to the issuance of the Bonds to be then authenticated and delivered;

(viii) stating the principal amount of Bonds to be then authenticated and delivered;

(ix) stating that, immediately after giving effect to the issuance of the Bonds to be then authenticated and delivered, to the concurrent redemption or payment of Bonds and Prior Lien Indebtedness and any other transactions contemplated therewith (including the acquisition of Property Additions and the incurrence or assumption by the Company of any Prior Lien), the aggregate principal amount of all Bonds and Prior Lien Indebtedness, in each case then Outstanding, will not exceed 60% of the sum of (A) the amount set forth in clause (vi) above, and (B) all Available Cash; and

(x) stating that the Lien on the Company’s interest in the Property Additions will be subject to no Lien thereon prior to the Lien of this Indenture except Permitted Liens (specifying any Prior Lien).

(f) in case any Property Additions are shown by the Experts’ Certificate provided for in clause (e) above to include property which had not been included in a previous Experts’ Certificate and which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof to the Company, as of the date of such certificate, to be less than $25,000 or less than 1% of the aggregate principal amount of Bonds then Outstanding, an Independent Experts’ Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Experts’ Certificate, of (X) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Experts’ Certificate provided for in clause (e) above and (Y) in case such Independent Experts’ Certificate is being delivered in connection with the authentication and delivery of Bonds, any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year and as to which an Independent Experts’ Certificate has not previously been furnished to the Trustee;

(g) in case any Property Additions are shown by the Experts’ Certificate provided for in clause (e) above to have not been included in a previous Experts’ Certificate and to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Experts’ Certificate stating, in the judgment of the signers, the Fair Value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

(h) an Opinion of Counsel (which may be Opinions of Counsel) which shall comply with the requirements of Section 1.05 of this Indenture and that states that:

(i) the form or forms of such Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(ii) the terms of such Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(iii) when such Bonds shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Bonds will have been duly issued under this Indenture, and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of mortgagees’ and other creditors’ rights, including, without limitation, bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors and mortgagees generally, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith, fair dealing and reasonableness and any other customary exceptions made by such counsel based on the law of the relevant state made in opinions of this type and scope;

(iv) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a valid and effective mortgage lien, subject only to Permitted Encumbrances, upon the interest of the Company in the Property Additions;

(v) the Company has corporate authority to operate such Property Additions; and

(vi) all conditions precedent to the authentication and delivery of such Bonds as set forth in this Indenture or in a Supplemental Indenture hereto or Board Resolution or other instrument establishing such Bonds have been satisfied;

(i) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (h) above; and

(j) an Earnings Certificate.

ARTICLE FOUR

Sinking Funds

Section 4.01. Applicability Of Article.

(a) The provisions of this Article shall be applicable to any sinking fund for the retirement of the Bonds of any series, except as otherwise specified as contemplated by Section 2.01 for Bonds of such series.

(b) The minimum amount of any sinking fund payment provided for by the terms of Bonds of any series, is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Bonds of any series, is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Bonds of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 4.02. Each sinking fund payment shall be applied to the redemption of Bonds of the series or in respect of which it was made as provided for by the terms of such Bonds.

Section 4.02. Satisfaction of Sinking Fund Payments with Bonds. The Company (a) may deliver to the Trustee Outstanding Bonds (other than any previously called for redemption) of a series in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Bonds of such series which have been redeemed either at the election of the Company pursuant to the terms of such Bonds, at the election of the Holder thereof if applicable, or through the application of permitted optional sinking fund payments pursuant to the terms of such Bonds, in each case in satisfaction of all or any part of such mandatory sinking fund payment with respect to the Bonds of such series; provided, however, that no Bonds shall be applied in satisfaction of a mandatory sinking fund payment if such Bonds shall have been previously so applied. Bonds so applied shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Bonds for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 4.03. Redemption of Bonds for Sinking Fund.

(a) Not less than 45 days, or such shorter period as the Trustee shall agree to, prior to each sinking fund payment date for the Bonds of any series, or any thereof, the Company shall deliver to the Trustee an Officers’ Certificate specifying:

(i) the amount of the next succeeding mandatory sinking fund payment for such series;

(ii) the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;

(iii) the aggregate sinking fund payment;

(iv) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash; and

(v) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting Bonds of such series or pursuant to Section 4.02 and stating the basis for such credit and that such Bonds have not previously been so credited, and the Company shall also deliver to the Trustee any Bonds to be so delivered.

(b) If the Company shall not deliver such Officers’ Certificate with respect to the Bonds of any Series and, to the extent applicable, all such Bonds required to be delivered therewith pursuant to Section 4.02, the next succeeding sinking fund payment for such series or shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Bonds to be redeemed upon such sinking fund payment date in the manner specified in Section 5.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 5.02. Such notice having been duly given, the redemption of such Bonds shall be made upon the terms and in the manner stated in Sections 5.03 and 5.04.

ARTICLE FIVE

Redemption and Purchase of Bonds

Section 5.01. Right to Redeem. The Bonds of any series issued hereunder may be made subject to redemption prior to Maturity at the option of the Company, at such times, in such amounts, at such prices and on such terms as may be specified in the Bonds of such series. In case there is Outstanding any Bond of any series of a denomination larger than $1,000, such Bond may be made subject to redemption in part only, in units of $1,000 or any integral multiple thereof. Except as otherwise provided in any Supplemental Indenture or Bond Resolution, with respect to Bonds of any particular series, the procedure for the redemption of Bonds of all series which are made redeemable prior to Maturity shall be as hereinafter in this Articles provided.

Section 5.02. Notice of Redemption. Unless otherwise specified in the Bonds of any series which are subject to the redemption prior to Maturity, notice of redemption of such Bonds shall be given in the manner provided in Section 1.08, or otherwise as may be permitted by said Section, unless waived as provided in said Section. Each notice of redemption shall state the Redemption Date and the principal amount of Bonds of each series to be redeemed, and shall specify, in case less than all of the Bonds of a series are to be redeemed, the distinctive number of the Bonds to be redeemed (which may be stated separately or in groups from the number to another, inclusive, except such as shall have been previously called for redemption or otherwise retired, or in groups ending in the same digit or series of digits), and in case any Bond is to be redeemed in part only, the principal amount thereof to be redeemed, and shall also state that the interest on the Bonds in such notice designated for redemption shall cease on such Redemption Date and that on said date there will become due and payable upon each of said Bonds the Redemption Price therein specified, and shall also state the place or places where said Bonds shall be surrendered for payment of such Redemption Price. Each notice of redemption of Bonds for any sinking, improvement, renewal, maintenance, or replacement fund, and each notice of redemption of Bonds through the application of any proceeds of any of the Trust Estate which under the provisions hereof or of any Supplemental Indenture is required to be applied solely to the redemption or purchase of Bonds, or by the application of which such Bonds are being redeemed at a price lower than the then applicable regular Redemption Price at which the same are redeemable at the option of the Company, shall state that the redemption is through the application of such cash.

Section 5.03. Partial Redemption; Selection of Bonds to be Redeemed.

(a) In case the Company shall elect to redeem less than all the Outstanding Bonds of any series, it shall, in each such instance, at least fifteen (15) days before the date upon which the mailing of notice of redemption is required to be made (unless a shorter notice is accepted by the Trustee as sufficient), notify the Trustee in writing of such election and of the aggregate principal amount of Bonds of such series to be redeemed.

(b) Subject to the standard procedures of the Depositary in connection with a Global Bond, the selection of Bonds or of portions thereof to be redeemed shall, in case less than all of the Outstanding Bonds of any series are to be redeemed, be made by the Trustee by lot (either separately or in groups as contemplated by Section 5.02, or by both such methods) in any manner deemed by the Trustee to be proper. In case there are Outstanding Bonds of a denomination greater than $1,000, the Trustee may, for the purpose of determining by lot the portions of any such Bonds to be redeemed, assign numbers to the units of $1,000 represented by such fully registered Bonds, or may draw by lot the portions of such Bonds to be redeemed in such other manner as it may determine. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds which, or portions of which, have been selected for redemption, and the principal amount thereof to be redeemed in case of Bonds of a denomination greater than $1,000.

Section 5.04. Effect of Call for Redemption; Payment of Redeemed Bonds.

(a) Notice of redemption having been duly given as aforesaid, the Bonds or a specified portion of Bonds so to be redeemed shall on the date designated in such notice become due and payable at the Redemption Price specified in such notice; and on and after the date so designated (unless the Company shall default in making the deposit hereinafter in this Section required) interest on the Bonds or portion thereof so designated for redemption shall cease to accrue, and upon surrender for payment of any Bond specified therein such Bonds (or such specific portions) shall be paid by the Company at the Redemption Price aforesaid.

(b) In case any Bond shall be redeemed in part only, upon the presentation of such Bond for such partial redemption, the Company shall execute and the Trustee shall authenticate and shall deliver or cause to be delivered to or upon the written order of the registered owner of any such registered Bond, at the expense of the Company, a Bond or Bonds of the same series (but only in authorized denominations) for the unredeemed portion of such Bond, or, at the option of the registered owner of such Bond, the Trustee shall, upon presentation of such Bond for such purpose, make or cause to be made a notation thereon of the payment of the portion of such Bond so redeemed.

(c) The Company shall deposit with the Trustee prior to each date designated for redemption an amount of money sufficient to enable the Trustee to pay the Redemption Price of all Bonds which the Company has elected to redeem on such date.

Section 5.05. Disposition of Redeemed Bonds. All Bonds redeemed pursuant to Section 5.04 shall (except as provided in said Section 5.04 with respect to Bonds on which a notation of partial payment is made) be cancelled by the Trustee in accordance with Section 2.09.

ARTICLE SIX

Certain Covenants of the Company

Section 6.01. Payment of Principal and Interest, etc.

(a) The Company will punctually pay the principal and the interest (and premium, if any) to become due in respect of all the Bonds issued under this Indenture at the times and places and in the manner specified herein and in the Bonds according to the true intent and meaning thereof, all in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. When and as paid in full, all Bonds shall be surrendered to the Trustee and shall forthwith be cancelled in accordance with Section 2.09.

(b) Money deposited with the Trustee or with any Paying Agent for the purpose of paying the principal of or interest (or premium, if any) on Bonds shall constitute a trust fund for such purpose and for no other purpose whatever, subject to the provisions of Sections 8.03 and 8.04.

Section 6.02. Maintenance of Office or Agency, Appointment of Paying Agents, etc.

(a) The Company will maintain an office or agency while any of the Bonds are Outstanding at each place at which the principal of or interest on any of the Bonds shall be payable, and where notices, presentations and demands to or upon the Company in respect of this Indenture or of such Bonds as may be payable at such place may be given or made, and will give the Trustee written notice of the location of and any change in the location of each such office or agency. In case the Company shall at any time fail to designate and maintain such office or offices, agency or agencies, the Corporate Trust Office of the Trustee shall be conclusively deemed to be the office or agency of the Company for all such purposes, and the Company hereby appoints the Trustee its agent, on its behalf, to receive all such notices, presentations and demands.

(b) If the Company shall at any time appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in writing in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, (1) that such Paying Agent shall hold in trust for the benefit of the Bondholders entitled thereto or of the Trustee, all sums held by such Paying Agent for the payment of the principal of or interest and premium, if any, on any of the Bonds; and (2) that such Paying Agent shall give to the Trustee notice of any default by the Company, or any other obligor on the Bonds, in the making of any payment to such Paying Agent on account of the principal of or interest and premium, if any, on any of the Bonds. Such Paying Agent shall not be obligated to segregate such sums from other funds of such Paying Agent except to the extent required by law.

(c) If the Company acts as its own Paying Agent, it will, on or before each due date of each installment of principal of or interest and premium, if any, on the Bonds, set aside and segregate and hold in trust for the benefit of the Bondholders entitled thereto or for the Trustee, as the case may be, a sum sufficient to pay such principal or interest so becoming due on the Bonds and will notify the Trustee of such action or of any failure to take such action.

(d) Anything in this Section to the contrary notwithstanding, the Company may at any time cause any Paying Agent, or itself, to pay or cause to be paid to the Trustee or to any successor Paying Agent, upon the same trusts, all sums so held in trust by any such Paying Agent or by itself.

(e) Anything in Subsections (a), (b) and (c) of this Section to the contrary notwithstanding, the holding in trust by the Trustee, any Paying Agent or the Company, of funds referred to therein, is subject to the provisions of Sections 8.03 and 8.04.

Section 6.03. Warranty of Title, etc. The Company hereby does and will forever warrant and defend the title to the property described in the Granting Clauses hereof, except those properties as to which only the Company’s right, title and interest is purported to be conveyed, against the claims and demands of all Persons whosoever other than (a) claims or demands described or referred to in such Granting Clauses, and (b) Permitted Encumbrances. At the time of the ensealing and delivering of this Indenture, the Company is lawfully seized and possessed of the real property and interests therein specifically described in the Granting Clauses hereof, subject to no mortgage, Lien, charge or encumbrance, except as hereinabove recited, and has full power and lawful authority to grant, bargain, sell, convey, assign and mortgage the same in the manner and form aforesaid. The Company lawfully owns and is possessed of the personal property specifically described in the Granting Clauses hereof subject to no mortgage, pledge, Lien, charge or encumbrance, except as hereinabove recited, and the Company has full power and lawful authority to mortgage, assign and transfer the same in the manner and form aforesaid. The circumstance, if it be the fact, that the Company is now or may hereafter be carrying on business and maintaining its properties in certain incorporated municipalities in Florida and in certain areas in Florida outside of incorporated municipalities without franchises or any determination that any franchises under which the Company is now or may hereafter be operating are or may be invalid as against municipalities incorporated subsequently to the granting of such franchises shall not be deemed a violation of any of the covenants contained in this Section.

Section 6.04. After Acquired Property; Instruments of Further Assurance; Recordation and Opinion, etc.

(a) Any and all property hereafter acquired by the Company, and any and all improvements, extensions, betterments or additions to property of the Company, which by this Indenture are to become subject hereto, immediately upon the acquisition thereof by the Company or upon such improvements, extensions, betterments or additions being made, as the case may be, and without any further conveyance, mortgage, assignment or act on the part of the Company or of the Trustee shall become and be subject to the Lien of this Indenture, as fully and completely as though now owned by the Company and specifically described in the Granting Clauses hereof; but nevertheless, the Company will from time to time execute, acknowledge and delivery any and all such further assurances, conveyances, mortgages, or assignments thereof as are required by the terms and provisions of this Indenture or as the Trustee may reasonably require.

(b) The Company will cause this Indenture and any and all Supplemental Indentures, Extension Notices and instruments of further assurance at all times to be kept recorded, filed and registered in such manner and in such places as may, according to an Opinion of Counsel, be required by law in order fully to preserve and protect the rights of the Bondholders and the Trustee hereunder as to all property comprising the Trust Estate, and, without in anywise limiting the generality of the foregoing covenant, the Company will furnish to the Trustee:

(i) promptly after the execution and delivery of this Indenture and of each indenture supplemental hereto, an Opinion of Counsel containing the statements required by Section 1.05(b) and stating that in the opinion of such counsel this Indenture or such Supplement Indenture as the case may be, has been properly recorded, filed and registered so as to make effective the Lien intended to be created thereby, and reciting the details of such action, or stating that in opinion of such counsel no such action is necessary to make such Lien effective; provided that the requirements of this Clause (i) shall be complied with if such Opinion of Counsel shall state that this Indenture or such Supplemental Indenture has been received for record, filing or registration in each public office in which it is required to be recorded, filed or registered and that in the opinion of such counsel no further action needed be taken by the Company to make effective the Lien intended to be created thereby;

(ii) on or before May 1 of each year, beginning with the year 1947,

(A) an Opinion of Counsel containing the statements required by Section 1.05(b) and either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture and of all previous Supplemental Indentures, or the execution, filing and/or recording of any further Supplemental Indenture or Extension Notice, as is necessary to maintain the Lien of this Indenture, as supplemented, and effectually to subject to such Lien any additional land or interest in land or new plant or system acquired by the Company, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary for the purposes aforesaid; and

(B) such additional Supplemental Indentures, Extension Notices or other instruments as may be specified as necessary for any of the purposes aforesaid in the Opinion of Counsel required by the foregoing Clause (A).

Section 6.05. Lien of Indenture and Maintenance of Priority Thereof. This Indenture is and always will be kept a first Lien upon the Trust Estate, subject only to Permitted Encumbrances and Prior Liens (to the extent herein authorized) and, except as otherwise herein expressly permitted, the Company will not create or suffer to be created any mortgage, lien or charge having priority to or preference over, or ranking on a parity with, the Lien of this Indenture upon the Trust Estate or any part thereof or upon the income therefrom; and the Company will from time to time pay or cause to be paid, as the same shall become due and payable and before they become delinquent, all taxes, assessments, governmental charges or levies which may be levied or assessed or imposed upon the Trust Estate or any part thereof or in connection with the operation of the same or upon any income therefrom and also (to the extent that such payment will not be contrary to any applicable laws relating to usury applying to corporate obligations and that such payment will not otherwise be unlawful) all taxes, assessments, governmental charges or levies which may be levied or assessed or imposed upon the Lien or interest of the Trustee or, of the Bondholders in the Trust Estate, so that (to the extent aforesaid) the Lien of this Indenture shall at all times be wholly preserved at the cost of the Company and without expense to the Trustee or the Bondholders; and the Company will not suffer any mechanics’, materialmen’s or other similar Liens to remain upon the Trust Estate, or any part thereof, the Lien whereof might be held to be prior to or on a parity with the Lien of this Indenture; and the Company will not suffer any other matter or thing whatsoever whereby the Lien hereby created might be impaired; provided, however, that if the Company shall have set aside on its books reserves deemed by it adequate therefor, the Company shall have the right to contest, in good faith by appropriate proceedings, any such taxes, assessments, charges, levies or Liens, and pending such contest may delay or defer the payment thereof, unless thereby property subject to the Lien of this Indenture will be in danger of being forfeited or lost.

Section 6.06. Trust Estate to be Kept in Repair - Rights to be Maintained, etc.

(a) The Company will not, except as herein permitted, do or suffer any act or thing whereby the Trust Estate might or could be impaired and it will at all times maintain, preserve and keep all the Trust Estate and every part thereof in good condition, repair and working order and equipped with suitable machinery and appliances. The Company from time to time will make all needful and proper repairs, replacements, additions, betterments, and improvements so that the operations and business of the Company pertaining to the Trust Estate and every part thereof shall at all times be conducted properly and advantageously, and so that at all times the efficiency of such property shall be fully maintained.

(b) Except as otherwise permitted hereby, the Company will perform or comply with all the conditions, covenants, stipulations and provisions of any and all leases or other instruments under which it holds rights included in the Trust Estate and will promptly pay all rentals and other indebtedness accruing thereunder and will do all other things necessary to keep unimpaired the Company’s rights thereunder and to prevent any forfeiture or termination thereof.

(c) Nothing herein contained shall, however, be held to prevent the Company from permanently discontinuing the operation of any of its properties if such discontinuance is, in the opinion of the Company, necessary, desirable or advisable in the conduct of the business of the Company and not disadvantageous to the Holders of the Bonds; nor to prevent the Company from taking or causing to be taken such action with respect to the use of its properties as is proper under the circumstances, including the cessation or omission to exercise rights, permits, licenses, privileges or franchises which, in the opinion of the Company, can no longer be profitably exercised or availed of.

Section 6.07. Insurance and Disposition of Proceeds.

(a) The Company will at all times keep all its plants, buildings, stations, machinery, equipment, supplies, tools and apparatus which are subject to the Lien of this Indenture and are of an insurable nature and of the character usually insured by companies operating similar properties, insured in a reasonable amount against loss or damage by fire and from other causes customarily insured against by similar companies. All such insurance shall be carried in responsible insurance companies selected by the Company in good faith.

(b) All policies or other contracts for insurance upon any part of the Trust Estate shall provide that the proceeds of such insurance, except as to any particular loss not exceeding $10,000,000 in amount, shall be payable to the Trustee as its interest may appear (by means of standard mortgagee clause without contribution, if obtainable); provided, however, that in the event that any property subject to this Indenture shall also be subject to a Prior Lien any insurance policies or contracts with respect to such property may be payable also to the trustee or other holder of such Prior Lien as its interest may appear.

(c) All proceeds of insurance received by the Trustee under the provisions of this Section shall be held by the Trustee and paid over or applied by the Trustee as provided with respect to Available Cash in Section 7.06.

(d) All proceeds of any insurance on the Trust Estate, to the extent that the same shall not be payable to the Trustee as aforesaid or to the trustee or other holder of a Prior Lien, shall be applied by the Company to the repair, restoration or replacement of the property destroyed or damaged or other additions to Bondable Property of the Company.

(e) After an Event of Default, in case of any loss covered by any policy of insurance, any appraisement or adjustment of such loss and settlement which may be agreed upon between the Company and the insurance company shall be consented to and accepted by the Trustee.

Section 6.08. Prior Lien Indebtedness.

(a) The Company will not acquire any property which at the time of acquisition thereof shall be or become subject to any Prior Lien, other than liens securing the unpaid purchase price of net equipment or machinery, (i) if at the date of acquisition of such property the principal amount of indebtedness secured by such Prior Lien or Prior Liens shall exceed 60% of the Cost to the Company of the property so acquired, and (ii) if such property, prior to the acquisition thereof by the Company, was operated by another in a business similar to that carried on or to be carried on by the Company, unless the net earnings of such property, for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the date of acquisition, computed (except with respect to depreciation or obsolescence) as nearly as may be in the manner set forth in Section 1.04 for the computation of the net earnings of the Company, but after deduction of actual charges or provisions for depreciation or obsolescence, shall have been at least twice the actual interest charges upon the Prior Lien Indebtedness to be secured by such Prior Lien or Prior Liens Outstanding immediately after the acquisition of such property by the Company.

(b) The Company will not permit any increase in the aggregate principal amount of the Outstanding indebtedness secured by any Prior Lien to the extent such increase would cause the sum of the principal amount of all Outstanding Prior Lien Indebtedness plus all Outstanding Bonds to exceed 60% of the sum of (i) Available Cash and (ii) the lesser of the Cost or Fair Value of the Company’s Additional Property as of the date of such increase.

(c) In case the Company shall, as hereinabove permitted, acquire any Bondable Property subject to any Prior Lien, the interest of the Company in all such property shall at all times be subject to the Lien of this Indenture and, if and when the title to such property shall vest in the Company free and clear of such Prior Lien, then such property shall forthwith be and become subject to the Lien of this Indenture as a first mortgage thereon, subject only to Permitted Encumbrances as herein defined.

Section 6.09. Disposition of Cash, etc. Held Under Discharged Prior Lien. Upon the cancellation and discharge of any Prior Lien, the Company will cause all cash or purchase money obligations then held by the trustee or other holder of such Prior Lien, which were received by such trustee or other holder by reason of the release of, or which represent the proceeds of the taking by eminent domain or any other disposition of, or the proceeds of insurance on, any of the Trust Estate (including all proceeds of or substitutes for any thereof), to be paid to and/or deposited and pledged with the Trustee, subject to no Lien or charge prior to the Lien of this Indenture, such cash to be held paid over or applied by the Trustee as provided in Section 7.06, and such purchase money obligations constituting Investment Securities to be held and disposed of as provided in Section 1.16 and otherwise liquidated and paid over and applied as provided in Section 7.06; provided, however, that in lieu of paying or delivering to the Trustee all or any part of such cash or purchase money obligations, the Company may deliver to the Trustee (i) a certificate of the trustee or other holder of some other Prior Lien, stating that a specified amount thereof has been deposited with such trustee or other holder pursuant to the requirements of such other Prior Lien, and (ii) an Opinion of Counsel stating that such deposit is required by such other Prior Lien.

Section 6.10. Limitations on Disposition of Trust Estate. The Company will not sell or otherwise voluntarily dispose of a part (less than substantially all) of the Trust Estate except as provided in Article Seven and it will not consolidate or merge with or into, or sell, convey, transfer or lease the Trust Estate as an entirety or substantially as an entirety to, any other Corporation, except as provided in Article Twelve.

Section 6.11. Annual Filing of Certificate as to No Default. On or before May 1 of each year, beginning with the year 1947, the Company will deliver to the Trustee an Officers’ Certificate, complying with Section 1.05(b), stating whether or not, to the best of the knowledge of the signers, the Company is in default in the performance of any covenant, agreement or condition contained herein, and if so, specifying each such default of which the signers may have knowledge.

ARTICLE SEVEN

Possession, Use and Release of Trust Estate

Section 7.01. Use, Possession and Disposition of Trust Estate. Unless an Event of Default shall have occurred and be continuing, the Company shall be suffered and permitted to possess, use and enjoy all the Trust Estate (except cash, securities or other personal property pledged or deposited with or required to be pledged or deposited with the Trustee hereunder), and to receive and use the rents, revenues, issues, earnings, income, products and profits thereof, including interest or dividends on and other income from stocks and other securities and purchase money obligations held by the Trustee, with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or of the Bondholders, to use, consume, sell or otherwise dispose of materials and supplies, deal with closes in action, contracts and leases, exercise the rights and powers conferred upon it thereby, alter, repair and change the location of any of its plants, buildings, works, structures, transmission and distribution systems and equipment, and replace or renew any of its equipment, machinery or other property, except that the position of none of the Trust Estate may be changed so as to impair the lien of this Indenture thereon unless such property is released, sold, exchanged, abandoned or otherwise disposed of as permitted by some provision of this Article.

Section 7.02. Additional Rights and Powers of Company with respect to Trust Estate.

(a) The Company may at any time and from time to time, without any release or consent by the Trustee:

(i) Disposition of Worn-Out, Unserviceable, etc. Property. Sell, exchange or otherwise dispose of, free from the Lien of this Indenture, any apparatus, tools, implements, machinery or equipment subject to the Lien of this Indenture, which has become worn out, unserviceable, undesirable or unnecessary for use in the conduct of its business, upon replacing the same with, or substituting for the same, new apparatus, tools, implements, machinery or equipment or other property, not necessarily of the same character but of a value and utility at least equal to that of the property so disposed of and which shall be Bondable Property if the property disposed of was Bondable Property, which new apparatus, tools, implements, machinery, equipment or other property shall without further action become subject to the Lien of this Indenture;

(ii) Demolition or Abandonment of Worn-Out, Unserviceable, etc. Property. In the ordinary course of business, demolish, dismantle, tear down, abandon or surrender any property which has become worn out, unserviceable or unnecessary for use in the conduct of the Company’s business;

(iii) Termination or Change in Contracts, Leases, Easements, Rights-of-Way, Grants, Franchises, etc. Abandon, terminate, cancel, release or make changes in, alterations of or substitutions for any and all contracts, leases, easements or right-of-way grants, franchises, licenses, consents and permits, provided that such action is, in the opinion of the President or a Vice-President of the Company, necessary, desirable or advisable in the conduct of the business of the Company;

(iv) Granting or Conveying Rights-of-Way. Grant or convey rights-of-way and easements over or in respect to any real property owned by the Company, provided that such grant or conveyance will not materially impair the usefulness of such real property in the conduct of the business of the Company.

(b) In the event of any change, alteration or substitution pursuant to Section 7.02(a)(iii), the changed, altered or substituted easement, right-of-way grant or lease, right, power, franchise, license, governmental consent or permit, as the case may be, shall be subject to the Lien of this Indenture to the same extent and in the same manner as those previously existing.

(c) The Company either (i) shall apply any net cash proceeds received for or in connection with the taking of any of the steps authorized by this Section 7.02, in acquiring or in reimbursing itself for other property or rights, not necessarily of the same character but of a value at least equal for the purposes of the Company to that of the property or rights disposed of, which shall forthwith become a part of the Trust Estate, or (ii) if and to the extent that net proceeds of Property Additions exceed $10,000,000 and are not so applied within twelve calendar months after receipt thereof or such further period as the Trustee shall deem reasonable, shall deposit the same with the Trustee. In the event the conditions provided in Section 7.06(a) for such withdrawal of the net cash proceeds required to be deposited hereunder shall be satisfied contemporaneously, the Company shall be excused from depositing such net cash proceeds under this Section with the Trustee upon delivery to the Trustee of the documents required to be delivered under Section 7.06(a).

(d) The Trustee shall, from time to time, upon the written request of the Company, execute any release and/or consent requested to confirm any action taken by the Company pursuant to this Section, but only upon receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel that the execution of such release and/or consent is appropriate to confirm action taken by the Company pursuant to this Section and that Trustee is authorized and permitted to execute such release or provide the requested consent.

Section 7.03. Release of Trust Estate. Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Trust Estate, or any interest therein, other than cash held by the Trustee and other than Trust Estate to which the provisions of Section 7.04 are applicable, and the Trustee shall release all its right, title and interest in and to the same from the Lien of this Indenture, upon receipt by the Trustee of:

(a) A Company Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

(b) An Officers’ Certificate stating that, to the knowledge of the signers, no Event of Default has occurred and is continuing;

(c) An Experts’ Certificate made and dated not more than 90 days prior to the first day of the month in which such Company Order is delivered to the Trustee:

(i) Describing the property to be released;

(ii) Stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii) Stating the Cost of the property to be released (or, if the Fair Value to the Company of such property at the time such property was first included in an Experts’ Certificate was less than the Cost thereof, then such Fair Value, in lieu of Cost);

(iv) Stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;

(v) Stating the aggregate principal amount of Bonds and Prior Lien Indebtedness Outstanding on the date of such Experts’ Certificate; and

(vi) Stating that, after giving effect to the transactions contemplated thereby, including payment, from the proceeds thereof, of any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released, the Company would be permitted by the provisions of Section 3.01 to have authenticated and delivered at least $1.00 of additional Bonds;

(d) The amount in cash, if any, then required to be deposited with the Trustee in order to permit the Company to meet the requirement of clause (c)(vi) above; and

(e) An Opinion of Counsel to the effect that:

(i) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a direct first mortgage lien, subject only to Permitted Encumbrances, upon the interest of the Company in the Property Additions; and

(ii) the Company has corporate authority to operate such Property Additions.

Any cash deposited with the Trustee pursuant to the provisions of this Section 7.03 shall be held as part of the Trust Estate and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 7.06.

Section 7.04. Release of Property Taken by Eminent Domain, Etc. Should any of the Trust Estate, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain in lieu of its exercise of the same, and should the Company elect not to obtain the release of such property pursuant to other provisions of this Article, the Trustee shall, upon request of the Company evidenced by a Company Order transmitting therewith a form of instrument or instruments to effect such release, release from the Lien of this Indenture all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien of this Indenture to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officers’ Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the purpose of any notice to the Holders of Bonds, (c) an Experts’ Certificate stating the Cost thereof (or, if the Fair Value to the Company of such portion of such property at the time the same was first included in an Experts’ Certificate was less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) and (d) a deposit by the Company of an amount in cash equal to the Cost or Fair Value stated in the Experts’ Certificate delivered pursuant to clause (c) above; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to such property. Any cash deposited with the Trustee under this Section may, contemporaneously or thereafter, be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 7.06. In the event the conditions provided in Section 7.06(a) for such withdrawal of the amount required to be deposited hereunder shall be satisfied contemporaneously, the Company shall be excused from depositing such amount under this Section with the Trustee upon delivery to the Trustee of the documents required to be delivered under Section 7.06(a).

Section 7.05. Release of Minor Properties.

(a) Notwithstanding the provisions of Section 7.03, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the Lien of this Indenture of any part of the Trust Estate, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order transmitting therewith a form of instrument or instruments to effect such release, and without requiring compliance with any of the provisions of Section 7.03, release from the Lien of this Indenture all the right, title and interest of the Trustee in and to the same provided that the lesser of the aggregate Cost or the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property theretofore released pursuant to this Section 7.05 in such calendar year, shall not exceed the greater of (i) 1.5% of the sum of the aggregate principal amount of all Bonds then Outstanding and (ii) $10,000,000.

(b) Prior to the granting of any such release, there shall be delivered to the Trustee (x) an Officers’ Certificate stating that, to the knowledge of the signers, no Event of Default has occurred and is continuing and that such release is authorized pursuant to this Section 7.05 and (y) an Experts’ Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property theretofore released pursuant to this Section in such calendar year, and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof.

Section 7.06. Withdrawal or Other Application of Cash. Except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Available Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section

(a) may be withdrawn from time to time by the Company upon receipt by the Trustee of: (i) a Company Order requesting the withdrawal, use or application of such cash and transmitting appropriate instructions, (ii) an Officers’ Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing; (iii) an Experts’ Certificate made and dated not more than 90 days prior to the first day of the month in which such Company Order is delivered to the Trustee stating the aggregate principal amount of Bonds and Prior Lien Indebtedness Outstanding on the date of such Experts’ Certificate, and stating that, after giving effect to the transactions contemplated thereby, (A) the Company would be permitted by the provisions of Section 3.01 to have authenticated and delivered at least $1.00 of additional Bonds or, (B) if the Company cannot meet this requirement, stating the lesser amount of such cash which could be so withdrawn, used or applied by the Company and still enable the Company to meet the requirements of subsection (A) of this clause (a) of Section 7.06, which lesser amount may be so withdrawn; and (iv) an Opinion of Counsel to the effect that: (A) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a direct first mortgage lien, subject only to Permitted Encumbrance, upon the interest of the Company in the Property Additions; and (B) the Company has corporate authority to operate such Property Additions;

(b) may, upon the request of the Company, be released by the Trustee to the Company for the purchase of Bonds in the manner, at the time or times, in the amount or amounts, at the price or prices and otherwise as directed or approved by the Company, all subject to the limitations hereafter in this Section set forth; or

(c) may, upon the request of the Company, be applied by the Trustee to the payment (or provision therefor pursuant to Article Eight) at Stated Maturity of any Bonds or to the redemption (or similar provision therefor) of any Bonds which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article Five, all subject to the limitations hereafter in this Section set forth.

Notwithstanding the generality of clauses (b) and (c) above, no cash to be applied pursuant to such clauses shall be applied to the payment of an amount in excess of the principal amount of any Bonds to be purchased, paid or redeemed except to the extent that the aggregate principal amount of all Bonds theretofore, and of all Bonds then to be, purchased, paid or redeemed pursuant to such clauses is not less than the aggregate cost for principal of, premium, if any, and accrued interest, if any, on and brokerage commissions, if any, with respect to, such Bonds.

Section 7.07. Disclaimer or Quitclaim. In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any Excepted Property or any other property not subject to the Lien of this Indenture, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, disclaim or quitclaim such property upon receipt by the Trustee of the following:

(a) A Company Order requesting such disclaimer or quitclaim and transmitting therewith a form of instrument to effect such disclaimer or quitclaim;

(b) An Officers’ Certificate describing the property to be disclaimed or quitclaimed; and

(c) An Opinion of Counsel stating the signer’s opinion that such property is not subject to the Lien of this Indenture or required to be subject thereto by any of the provisions hereof and complying with the requirements of Section 1.05(b) of this Indenture.

Section 7.08. General Provisions as to Releases.

(a) The Experts’ Certificate as to the Fair Value of property to be released from the Lien of this Indenture in accordance with any provision of this Article, and as to the nonimpairment, by reason of such release, of the security under this Indenture in contravention of the provisions hereof, shall be made by an Independent Expert if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is 10% or more of the aggregate principal amount of all Bonds then Outstanding; but such Experts’ Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Indenture, is less than $25,000 or less than 1% of the aggregate principal amount of all Bonds then Outstanding. To the extent that the Fair Value of any property to be released from the Lien of this Indenture shall be stated in an Independent Experts’ Certificate, such Fair Value shall not be required to be stated in any other Experts’ Certificate delivered in connection with such release.

(b) No release of property from the Lien of this Indenture effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article and in Section 1.05 shall be deemed to impair the security of this Indenture in contravention of any provision hereof.

Section 7.09. Exercise of Powers under Article Seven while an Event of Default Exists.

(a) In case of an Event of Default shall have occurred and be continuing, the Company, while in possession of the Trust Estate (other than securities and cash held by the Trustee or the trustee or other holder of a Prior Lien), may do any of the things enumerated in

Section 7.01 to 7.05, both inclusive, if the Trustee, acting at the direction of the Holders of at least a majority in principal amount of the Bonds at the time Outstanding, shall in writing expressly authorize or consent to such action, in which event the certificate required by Section 7.03(b) or Section 7.06(a)(ii) need not contain the statement that no Event of Default has occurred and is continuing.

(b) In case the Trust Estate (other than securities and cash held by the Trustee or the trustee or other holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers in this Article conferred upon the Company with respect to the sale or other disposition of the Trust Estate may be exercised by such receiver or trustee (subject to authorization or consent of the Trustee or Bondholders as hereinabove in this Section provided), in which case a written request signed by said receiver or trustee shall be deemed the equivalent of the written request of the Company required by Section 7.03, 7.04 or 7.05 and a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers’ Certificate required by any provision of this Indenture. If during an Event of Default the Trustee shall be in possession of the Trust Estate (other than securities and cash held by the Trustee or the trustee or other holder of a Prior Lien) under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion.

Section 7.10. Non-responsibility of Purchasers for Authority of Trustee, etc. No purchaser in good faith of property purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, grant or other disposition, or look to the application of the purchase money.

Section 7.11. Lien on Reacquired Property. Any property constituting part of the Trust Estate which is sold, exchanged or otherwise disposed of by the Company and released from the Lien of this Indenture and which is thereafter required by the Company shall without further action become subject to the Lien of this Indenture.

Section 7.12. Separability of Release Provisions. Sections 7.01 to 7.07, inclusive, and Section 7.09, except as therein specified, shall not be construed as being in limitation of one another, but as separate and independent methods of releasing or disposing of property.

ARTICLE EIGHT

Satisfaction and Discharge

Section 8.01. Satisfaction and Discharge of Bonds.

(a) Any Bond or Bonds, or any portion of the principal amount thereof, shall be deemed to have been paid and no longer Outstanding for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(i) money in an amount which shall be sufficient, or

(ii) in the case of a deposit made prior to the Maturity of such Bonds or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(iii) a combination of (i) or (ii) which shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof on or prior to Maturity; provided, however, that in the case of the provision for payment or redemption of less than all the Bonds of any series, such Bonds or portions thereof shall have been selected by the Trustee as provided herein; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(w) if such deposit shall have been made prior to the Maturity of such Bonds, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 8.03;

(x) if such Bonds are to be redeemed prior to Maturity, (A) proof satisfactory to the Trustee that notice of redemption of such Bonds has been duly given or waived, or (B) an irrevocable order of the Company authorizing the Trustee to give such notice for and on behalf of the Company, or (C) evidence satisfactory to the Trustee that such notice will be given or waived;

(y) if Eligible Obligations shall have been deposited, an Officers’ Certificate to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and a report of an Independent Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (ii) or (iii) above have been satisfied; and

(z) if such deposit shall have been made prior to the Maturity of such Bonds, an Officers’ Certificate stating the Company’s intention that, upon delivery of such Officers’ Certificate, its indebtedness in respect of such Bonds or portions thereof will have been satisfied and discharged as contemplated in this Section.

(b) Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (w), (x), (y) and (z) above, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Bond or Bonds or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect of such Bonds has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Bonds or portions thereof except that, for any reason, the Officers’ Certificate specified in clause (z) shall not have been delivered, such Bonds or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Bonds or portions thereof shall nevertheless be no longer entitled to the benefits provided by this Indenture or of any of the covenants of the Company under Article Six (except the covenants contained in Section 6.02 or any other covenants made in respect of such Bonds or portions thereof as contemplated by Section 2.01 or Section 13.01(b), but the indebtedness of the Company in respect of such Bonds or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose and the Holders of such Bonds or portions thereof shall continue to be entitled to look to the Company for payment of the indebtedness represented thereby; and, upon Company Request, the Trustee shall acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture.

(c) If payment at Stated Maturity of less than all of the Bonds of any series is to be provided for in the manner and with the effect provided in this Section, the Trustee shall select such Bonds, or portions of principal amount thereof, in the manner specified by Section 5.03 for selection for redemption of less than all the Bonds of a series.

(d) In the event that Bonds which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the 60-day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Holders of such Bonds to the effect that such deposit has been made and the effect thereof.

(e) Notwithstanding that any Bonds shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Bonds under Sections 2.04, 2.05, 2.06, 5.03, 6.02 and 10.10 and this Article shall survive such satisfaction and discharge.

(f) The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

(g) Anything herein to the contrary notwithstanding, (i) if, at any time after a Bond would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, (A) shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, or (B) is unable to apply any money in accordance with this Article with respect to any Bonds by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, such Bond shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Bond shall be deemed to remain Outstanding and (ii) any satisfaction and discharge of the Company’s indebtedness in respect of any Bond shall be subject to the provisions of Section 8.06.

Section 8.02. Satisfaction and Discharge of Mortgage.

(a) This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture , when:

(i) no Bonds remain Outstanding hereunder; and

(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

provided, however, that if, in accordance with Section 8.01(g), any Bond, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same; provided, further, however, in the absence of a Company Request to have the Trust Estate revert to it and to have the Lien of this Indenture cancelled and discharged, the fact that all indebtedness secured by this Indenture shall have been fully paid and satisfied shall not render this Indenture inoperative or prevent the Company from again and from time to time issuing Bonds hereunder pursuant to the terms and conditions hereof.

(b) Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 2.04, 2.05, 2.06, 5.03, 6.02 and 10.10 and this Article shall survive such satisfaction and discharge.

(c) Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer and turn over to the Company, subject to the Lien provided by Section 10.10, any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Bonds (other than money and Eligible Obligations held by the Trustee pursuant to Section 8.03) and shall execute and deliver to the Company such instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence the satisfaction and discharge of this Indenture.

Section 8.03. Application of Trust Money. Neither the Eligible Obligations nor the money deposited pursuant to Section 8.01, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Bonds or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 8.06; provided, however, that so long as there shall not have occurred and be continuing an Event of Default, any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in clause (y) of Section 8.01(a), be invested in Eligible Obligations of the type described in Section 8.01(a)(ii) maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of any trust, Lien or pledge under this Indenture (except the Lien provided by Section 10.10); and provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held in accordance with this Section on the Maturity of all such Bonds in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Bonds shall be paid over to the Company free and clear of any trust, Lien or pledge under this Indenture (except the Lien provided by Section 10.10); and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured.

Section 8.04. Payment of Principal and Interest to Holders. All sums which may become due and payable for principal (and premium, if any) upon any Bond issued hereunder shall be paid to the registered owner thereof or his assigns, but only upon surrender of such Bond. The interest on Bonds shall be paid only to the registered owners thereof.

Section 8.05. Transfer to Trustee of Moneys Held by Paying Agent. For the purpose of obtaining the satisfaction and discharge of this Indenture the Company may require any Paying Agent to pay to the Trustee all moneys held by it, and upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent for any series of Bonds shall, upon demand of the Company, be repaid to it. Upon any such payment such Paying Agent shall be released from all further liability with respect to such moneys.

Section 8.06. Repayment to Company of Unclaimed Moneys. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or interest or premium (if any, on, any Bonds and remaining unclaimed for six years after the Maturity of all the Bonds issued hereunder (whether at their Stated Maturity or upon call for redemption or by declaration as provided in this Indenture) shall then be repaid to the Company upon its written request, and the Holders of such Bonds shall thereafter be entitled to look only to the Company as an unsecured creditor for payment thereof, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that before the repayment of such moneys to the Company as aforesaid, the Trustee or Paying Agent, as the case may be, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holders that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money will be repaid to the Company.

ARTICLE NINE

Events of Default and Remedies

Section 9.01. Default, Acceleration, Rescission of Acceleration. The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as “Events of Default”, namely:

(a) failure to pay the principal of, or premium (if any) on, any Bond when and as the same shall become due and payable, whether at Maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;

(b) failure to pay interest on any Bond for a period of 30 days after such interest shall have become due and payable;

(c) failure to discharge or satisfy any sinking, improvement, maintenance, or renewal and replacement fund obligation for a period of 60 days after such obligation shall have become due as in this Indenture expressed;

(d) failure to perform or observe any other of the covenants, agreements or conditions on the part of the Company in this Indenture or in any of the Bonds contained, and the continuance of such failure for a period of 90 days after written notice thereof to the Company by the Trustee or to the Company and to the Trustee by the Holders of not less than 15% in principal amount of the Bonds Outstanding;

(e) either (1) the entry of an order approving a petition seeking reorganization of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; or (2) the appointment in any judicial proceeding of a trustee or a receiver of all or a substantial part of the trustee estate; and the continuance of such order or appointment unstayed on appeal or otherwise and in effect for a period of 90 days;

(f) entry of an order for relief against the Company by a court of competent jurisdiction in an involuntary case or proceeding, or the commencement by the Company of a voluntary proceeding, under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the making by the Company of an assignment for the benefit of creditors or the admission by the Company in writing of its inability to pay its debts as they become due; the consent by the Company to the appointment in any judicial proceeding of a receiver or trustee of all or a substantial part of the Trust Estate; the filing by the Company of a petition or answer seeking reorganization or readjustment under the Federal bankruptcy laws, or any other applicable law or statute of the United States of America or of any State thereof; or the filing by the Company of a petition to take advantage of any insolvency act;

(g) the rendering against the Company of a judgment for the payment of moneys in excess of the sum of $50,000,000 and the continuance of such judgment unsatisfied and without stay of execution thereon for a period of 90 days after the entry of such judgment, or the continuance of such judgment unsatisfied for a period of 90 days after the termination of any stay of execution thereon entered within such first mentioned 90 days; but only in either case if such judgment shall have been continued unstayed or unsatisfied for a period of 10 days after written notice of default hereunder shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of not less than 15% in principal amount of the Bonds Outstanding; or

(h) any other Event of Default with respect to Bonds of a series as shall have been specified in the terms thereof as provided in Section 2.01(o).

In case one or more of such Events of Default, other than such Events of Defaults under clauses (e) or (f) above, shall have occurred and be continuing, then, in each and every case, unless the principal of all the Bonds shall have already become due and payable, either the Trustee (by notice in writing to the Company) or the Holders of not less than 25% in principal amount of all the Bonds Outstanding (by notice in writing to the Company and the Trustee) may declare the principal of all the Bonds then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and be immediately due and payable, anything in this Indenture or in any of the Bonds contained to the contrary notwithstanding; provided, however, that upon the occurrence of an Event of Default under Clause (e) or (f) all of the Bonds then Outstanding, and the interest occurred thereon, shall be immediately due and payable without any notice or other action by the Trustee or any Holder of the Bonds.

This provision, however, is subject to the condition that, if at any time after the principal of all the Bonds shall have been so declared due and payable, and before any sale of all or any substantial part of the Trust Estate shall have been made, all arrears of interest upon all the Bonds, with interest, so far as the same may be legally enforceable, on overdue installments of interest at the same rates respectively borne by the Bonds the interest on which shall be in default, together with the reasonable charges and expenses of the Trustee, its agents and attorneys, and all other sums which may have become due and payable by the Company under this Indenture, other than the principal of such Bonds as shall not have become due and payable by their terms (other than upon such declaration) or upon call for redemption, shall either be paid by the Company to those entitled thereto (or to the Trustee for their account) or be collected out of the income from or earnings of the Trust Estate, and all other defaults known to the Trustee under the Bonds or under this Indenture shall be made good or be cured to the satisfaction of the Trustee, or provision deemed by the Trustee to be adequate shall be made therefor, or shall have been waived as in Section 9.23 provided, then and in every case the Holders of not less than a majority in principal amount of the Bonds then Outstanding, by written notice to the Company and to the Trustee, before any sale or all or any part of the Trust Estate pursuant to the provisions of this Article Nine, may annul any such declaration and its consequences under this Indenture.

Section 9.02. Power of Trustee Upon Default. In case one or more of the Events of Default shall have occurred and be continuing, then and in each and every such case the Trustee, personally or by its attorneys or agents, is hereby authorized and empowered, whether or not the principal of the Bonds shall have matured or been declared due, to exercise any one or more of the following remedies, and to do or cause to be done any or all of the following acts and things, namely:

(a) The Trustee, by its agents or attorneys, may (provided such action shall not at the time be in violation of any laws applicable to the Company or its properties) enter into and upon and take possession of any or all of the Trust Estate and each and every part thereof, and may exclude the Company, its successors or assigns, its or their agents, servants and employees wholly therefrom, and have, hold, use, operate, manage and control wholly therefrom, and have, hold, use, operate, manage and control the same and each and every part thereof and, in the name of the Company or otherwise as the Trustee shall deemed best, conduct the business thereof and exercise the franchises pertaining thereto and all the rights and powers of the Company, and use all of the then existing property and assets of the Company for that purpose, and at the expense of the Trust Estate from time to time, maintain, restore, insure and keep insured the properties, plants, equipment and apparatus provided or required for use in connection with such business and likewise, from time to time, at the expense of the Trust Estate, make all such necessary or proper repairs, renewals and replacements, and all such useful alterations, additions, betterments and improvements as to the Trustee may seem judicious, and collect and receive all tolls, earnings, income, rents, issues, profits and revenues of the same and of every part thereof, and after deducting therefrom the expenses of operation and all expenses incurred hereunder and all other property outlays herein authorized, and all payments which may be made for taxes, assessments and other Liens prior hereto and charges upon the Trust Estate or any part thereof, as well as just and reasonable compensation for the services of the Trustee and for the services of such attorneys, agents and assistants as it may in the exercise of its discretion employ for any of the purposes aforesaid, the Trustee shall apply the rest and residue of such moneys received by them, or either of them, as follows:

(i) In case the principal of none of the Bonds shall have become due, to the payment of the interest in default, in the order of the Maturity of the installments of such interest, with interest, so far as the same may be legally enforceable, on the overdue installments thereof at the same rates, respectively, as were borne by the Bonds on which such interest shall be in default, such payments to be made ratably to the parties entitled thereto without discrimination or preference.

(ii) In case the principal of any, but not all, of the Bonds shall have become due, first to the payment of the interest in default, in the order of the Maturity of the installments thereof, with interest, so far as the same may be legally enforceable, on the overdue installments thereof at the same rates, respectively, as were borne by the Bonds on which such interest shall be in default, and next to the payment of the principal of all Bonds then due, with interest on the overdue principal at the rates specified in the respective Bonds, such payments to be made ratably to the parties entitled thereto without discrimination or preference.

(iii) In case the principal of all of the Bonds shall have become due, by declaration or otherwise, then as provided in Paragraph Second of Section 9.11.

In case all payments provided for in Clause (i) and (ii) above and payment of whatever may be payable for any other purpose required by any provision of this Indenture shall have been made in full, and no sale shall have been made as hereinafter provided, and compliance shall have been made by the Company with all other provisions of this Indenture as to which it shall be in default, the Trustee shall restore the possession of the Trust Estate (other than any cash and/or securities required to be deposited or pledged with the Trustee) to the Company or whosoever shall be entitled thereto.

(b) The Trustee may, with or without entry, collect or enforce the collection of all dividends and interest payable in respect of any stocks, bonds, notes or other evidences of indebtedness which may at the time be held in pledge hereunder, and/or may exercise in its discretion any or all of the voting power represented by any such pledged securities, if any. Any sums so collected or received by the Trustee shall be held and applied by the Trustee in like manner as is provided in the foregoing Subdivision (a) of this Section in respect of tolls, earnings, income, rents, issues, profits and revenues collected or received by the Trustee from or on account of the Trust Estate.

(c) The Trustee may (if such action shall at the time be authorized by law), with or without entry, sell, subject to the Prior Liens, if any, then existing thereon or free from such of said Liens as the Trustee in its discretion may elect to discharge, to the highest and best bidder, all or any part or parts of the Trust Estate and of the right, title, interest, claim and demand of the Company therein and thereto, and the right of redemption thereof, at public auction, at such times and places and upon such conditions as to upset or reserve bids or prices and as to terms of payment and other terms of sale as the Trustee may fix and briefly specify in the notice of sale to be given as hereinafter provided, or as may be required by law, including power and authority to the Trustee to rescind or vary any contract of sale that may be entered into and to resell under the powers herein conferred.

(d) The Trustee may proceed to protect and enforce its rights and the rights of the Bondholders under this Indenture by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained in this Indenture, or in aid of the execution of any power granted in this Indenture, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy as the Trustee being advised by counsel, shall, subject to the provisions of Section 10.02 and 10.03, deem most effectual to protect and enforce any of the rights aforesaid.

Section 9.03. Right to Judicial Sale; Appointment of Receiver. In case the Trustee shall proceed by suit or suits at law or in equity, after a default, it shall be entitled to have the Trust Estate sold by judicial sale or sales under the orders, judgments or decrees of a court or courts of competent jurisdiction, or under executory or other legal process, for or toward the satisfaction of the principal and interest then due or owing on the Bonds then Outstanding, and for the enforcement of the rights, Liens and benefits of the Trustee and the Bondholders, and shall be entitled, pending any such suit or proceedings, as a matter of right, to the appointment of a receiver of the Trust Estate and of the rents, earnings, revenues, issues, profits and income thereof, with such powers as the court making such appointment may confer; but, notwithstanding the appointment of any receiver, the Trustee shall be entitled as pledgee to the possession and control of any cash or securities at the time deposited or pledged with, or required by the provisions hereof to be deposited and pledged with, the Trustee.

Section 9.04. Sale as Entirety or in Parcels. In the event of any sale, whether made under the power of sale herein granted or by virtue of judicial proceedings, the whole of the Trust Estate shall be sold in one parcel and as an entirety, unless such sale as an entirely, in the judgment of the Trustee, shall not be practicable or desirable in the interest of the Bondholders, or unless the Holders of not less than a majority in principal amount of the Bonds at the time Outstanding shall in writing request the Trustee to cause the Trust Estate to be sold in parcels, or the court entering the decree of sale shall so direct, in which case the sale shall be made in such parcels and in such order as in the former case the Trustee may determine and in the latter case as may be specified in such request or decree, but, if not so specified, as the Trustee in its discretion shall deem most expedient in the interest of the Bondholders. The Company, for itself, its successors and assigns, and for all Persons and Corporations hereafter claiming through or under it or them or who may at any time hereafter become holders of Liens junior to the Lien of this Indenture, hereby expressly waives and releases all right to have the Trust Estate or any part thereof marshaled upon any foreclosure, sale or other enforcement hereof; and the Trustee or any court in which the foreclosure of this Indenture or the administration of the trusts hereby created is sought, shall have the right as aforesaid to sell the entire Trust Estate as a whole in a single parcel, unless otherwise required by law.

Section 9.05. Notice of Sale. Notice of any sale pursuant to any provision of this Article Nine shall state the time and place, when and where the same is to be made, shall contain a brief general description of the property to be sold and shall briefly state the terms of the sale, and shall be sufficiently given (unless otherwise required by law), (i) with respect to all real property, if published in a newspaper printed in the English language customarily published on each Business Day and of general circulation, once each week for four successive calendar weeks prior to such sale in the City of Tampa, Florida, and (ii) with respect to any personal property if given to the Company and any others entitled thereto under applicable law at least ten days before the date of any such sale or disposition.

Section 9.06. Adjournment of Sale. The Trustee may adjourn from time to time any sale to be made by them under the provisions of this Indenture by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, without further notice or publication (unless otherwise required by law), they may make such sale at the time and place to which the same may be adjourned.

Section 9.07. Purchaser Not Liable for Application of Purchase Money. The receipt or receipts of the Trustee or of the court officer conducting any such sale, for the purchase money paid at or under any such sale, shall be a sufficient discharge therefor to any purchaser of the property or any part thereof sold as aforesaid; and no such purchaser, or his representatives, grantees, or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

Section 9.08. Application of Bonds toward Purchase Price, etc. Upon any sale, as aforesaid, any purchaser, for the purpose of making settlement or payment for the property purchased, shall be entitled to use and apply any Bonds then Outstanding, and any claims for interest thereon, by presenting the same to the Trustee so that there may be credited, as paid thereon, the sums payable out of the net proceeds of such sale to the Holder of such Bonds or claims as his ratable share of such net proceeds after allowing for the proportions of the total purchase price required to be paid in cash for the cost and expenses of sale, compensation and other charges; and thereupon such purchaser shall be credited on account of such purchase price payable by him with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited upon, the Bonds and claims so presented; and at any such sale any Bondholder or Bondholders may bid for and purchase such property, and make payment on account thereof as aforesaid, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

Section 9.09. Conveyance of Property to Purchaser. Upon the completion of any sale or sales under or by virtue of this Indenture, the Trustee shall execute and deliver to the purchaser a good and sufficient deed or other instruments conveying, assigning and transferring the property sold. The Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary conveyances, assignments and transfers of property thus sold; and for that purpose may execute all necessary deeds and instruments of conveyance, assignment and transfer, and may substitute one or more Persons with like power, the Company hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue thereof. Nevertheless, the Company, if so requested by the Trustee, shall ratify and confirm any such sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary or in the judgment of the Trustee proper for the purpose and as may be designated in such request.

Section 9.10. Sale a Bar against Company. Any such sale or sales, whether made under the power of sale herein granted or pursuant to judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company in and to the premises sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against all and any Persons now or hereafter claiming the premises sold or any part thereof from, through or under the Company or its successors or assigns.

Section 9.11. Application of Proceeds of Sale. The purchase money, proceeds and avails of any sale, whether made under the power of sale herein granted or pursuant to judicial proceedings, together with any other sums which then may be held by the Trustee under any provision of this Indenture as part of the Trust Estate or the proceeds thereof, shall be applied in the following order:

FIRST. To the payment of the costs and expenses of such sale and reasonable compensation of the Trustee, its agents, attorneys and counsel, and of all necessary or proper expenses, liabilities and advances made or incurred by the Trustee, without negligence or bad faith, under this Indenture or in executing any power or trust hereunder, and to the payment of all taxes, assessments or Liens superior to the Lien of this Indenture, except any taxes, assessments or other superior Liens subject to which such sale shall have been made;

SECOND. To the payment of the whole amount then owing and unpaid upon the Bonds then Outstanding for principal and interest, with interest, so far as the same may be legally enforceable, on overdue principal and overdue installments of interest at the same rates, respectively, as were borne by the respective Bonds, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Bonds, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of the Bonds of any series over the Bonds of any other series, ratably to the aggregate of such principal and unpaid interest; and such payments shall be made on the date fixed therefor by the Trustee upon presentation of the several Bonds and stamping such payment thereof, if partly paid, and upon surrender and cancellation thereof, if fully paid; and

THIRD. To the payment of the surplus, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 9.12. Acceleration of Maturity of Bonds Upon Sale. In case of any sale, whether made under the power of sale herein granted or pursuant to judicial proceedings, the principal of all the Bonds, if not previously due, together with all accrued and unpaid interest thereon, immediately thereupon shall become due and payable, anything in the Bonds or in this Indenture contained to the contrary notwithstanding.

Section 9.13. Covenants of Company to Pay Bonds, with Interest if any is Due; Proof of Debt by Trustee; Recovery of Judgment by Trustee and Application of Proceeds.

(a) The Company covenants that in case it shall fail to pay any interest on any Bond or Bonds at any time Outstanding, and/or to pay the principal of or premium, if any, on any such Bonds when the same shall have become payable, whether at the Maturity of said Bonds, by call thereof for redemption, or by a declaration as herein provided, or otherwise, then the Company will pay to the Trustee, for the benefit of the Holders of the Bonds then Outstanding, the whole amount then due and payable on all such Bonds then Outstanding, for interest, principal and premium, if any, with interest upon the overdue principal and premium, if any, and overdue installments of interest at the same rates, respectively, as were borne by the respective Bonds; and, in case the Company shall fail to pay the same forthwith, the Trustee, shall be entitled in its own name and as trustee of an express trust to recover judgment against the Company or any other obligor upon the Bonds for the whole amount so due and unpaid.

(b) The Trustee shall be entitled in its own name and as trustee of an express trust, or as attorney in fact for the owners of the Bonds, to file such proofs of debt, amendments to proofs of debt, petitions or other documents and to take such other actions (including sitting on a committee of creditors) as may be necessary in order to have the claims of the owners of the Bonds allowed in any equity receivership, insolvency, liquidation, readjustment, reorganization, bankruptcy or other similar proceeding involving the Company or any other obligor upon the Bonds or the property or the creditors of the Company or of any such obligor. The Trustee is hereby appointed, and the successive respective owners of the Bonds issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee (subject to deduction from any such claim of the amounts of any claims filed by any Holders of the Bonds themselves) the true and lawful attorney in fact of the respective owners of the Bonds issued hereunder, with authority to make and file, in any such proceeding, either in the respective names of the owners of the Bonds or in behalf of all owners of the Bonds as a class, any proof of debt, amendment to proof of debt, petition or other document; to receive payment of any sums becoming distributable on account thereof; and to execute any other papers and documents and to do and perform any and all such acts and things as may be necessary or advisable, in the opinion of the Trustee, in order to have the respective claims of the owners of the Bonds against the Company or any other obligor upon the Bonds allowed in any such proceeding. The Trustee shall have full power of substitution and delegation in respect of any such powers.

(c) Nothing herein shall be deemed, however, to give power to the Trustee to vote the claims of the Holders of the Bonds in any such proceeding, or to accept or consent to any plan or reorganization, readjustment, arrangement, or composition or other like plan, or by other action of any character in any such proceeding to waive or change any right of any Holder of the Bonds.

(d) The Trustee shall be entitled to recover judgment or make or file proof of debt as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture, and the right of the Trustee to recover such judgment or make such proof of debt shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the Lien of this Indenture, and in the case of a sale of the Trust Estate, and of the application of the proceeds of sale to the payment of the indebtedness hereby secured, the Trustee in its own name and as trustee of an express trust shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Bonds then Outstanding, for the benefit of the Holders thereof, and shall be entitled to recover judgment or make or file proof of debt for any portion of the indebtedness remaining unpaid, with interest, as aforesaid. No recovery of any such judgment by the Trustee nor any attachment or levy of execution under any such judgment upon the Trust Estate or any part thereof, or upon any other property, nor any such proof of debt, shall in any manner or to any extent affect the Lien of this Indenture upon the Trust Estate or any part thereof, or any Lien, rights, powers or remedies of the Trustee, or of the Holders of the Bonds, but such Lien, rights, powers and remedies shall continue unimpaired as before.

(e) Any moneys collected by the Trustee under this Section shall be applied in the following order:

FIRST. To the payment of the costs and expenses of the proceedings resulting in the collection of such moneys, the reasonable compensation of the Trustee, its agents, attorneys and counsel, and of all necessary or proper expenses, liabilities and advances made or incurred by the Trustee, without negligence or bad faith, under this Indenture or in executing any trust or power hereunder; and

SECOND. To the payment of the amounts then due and unpaid upon the Bonds and for interest in respect whereof such moneys shall have been collected, ratably and without any preference or priority of any kind according to the amounts due and payable upon such Bonds and for interest, respectively, to the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds, and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

Section 9.14. Proceedings by Trustee to Protect Security. The Trustee when directed in writing by the Holders of not less than a majority in principal amount of the Bonds then Outstanding, shall have power to institute and to maintain such suits and proceedings in accordance with the direction of said Holders or as it may be advised by counsel shall be necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company, or of others, which are unlawful, or as it may be advised by counsel shall be necessary or expedient to preserve or protect its interests and the interests of the Bondholders in respect of the Trust Estate, and in respect of the income, earnings, issues and profits arising therefrom, including the power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative, municipal or other governmental enactment, rule, or order that may be or may appear to the Trustee to be unconstitutional or otherwise invalid, if the enforcement of, compliance with, or observance of, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Bondholders or of the Trustee.

Section 9.15. Payment by Trustee or Bondholders of Amounts Payable by Company. Upon failure of the Company so to do, either any receiver appointed hereunder, or the Holders of not less than 25% in principal amount of the Bonds then Outstanding, may make any payment (other than of the principal, interest and/or any sinking or purchase fund in respect of the Bonds) which the Company by any provision of this Indenture agrees to make or cause to be made, and the Company covenants and agrees that it will forthwith repay to such receiver or to the Bondholders all moneys which such receiver or the Bondholders shall so pay, and will pay interest thereon from the date of such payment by such receiver or the Bondholders until the repayment thereof at the rate of 6% per annum; and until so paid such advances shall be secured by a Lien under and by virtue of this Indenture upon the Trust Estate, in preference to the Bonds issued hereunder. No such payment by any such receiver or by the Bondholders shall be deemed to relieve the Company from the consequence of any default hereunder.

Section 9.16. Waiver of Stay or Extension Laws, etc. The Company agrees, to the extent it may lawfully do so, that it will not at any time insist upon, plead, or in any manner whatever claim, take or insist upon the benefit or advantage of any stay or extension law now or at any time hereafter in force; nor will it claim, take or insist upon any benefit or advantage of any law now or at any time hereafter in force providing for the valuation or appraisement of the Trust Estate or any part thereof prior to any sale or sales thereof to be made pursuant to any provisions herein contained or to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales will it claim or exercise any right under or conferred by any law now or at any time hereafter in force to redeem the property sold or any part thereof; and it hereby expressly waives, renounces and relinquishes all benefit and advantage of any and all such stay, extension, valuation, appraisement and redemption law or laws; and it hereby covenants that it will not hinder, delay or impede the execution of any power herein granted or delegated to the Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 9.17. Waiver of Service of Process and Consent to Entry of Judgment by Company. The Company, for itself, its successors and assigns, hereby expressly covenants to and with the Trustee that, at and immediately upon the commencement of any action, suit or other legal proceeding by the Trustee, (1) to obtain possession of the Trust Estate, or any part thereof, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit or proceedings, and consent to the entry of a judgment for the recovery and possession of the Trust Estate and every part thereof; (2) for the foreclosure of the Lien of this Indenture, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit or proceeding and consent to the appointment of a receiver of the Trust Estate and the tolls, income and revenues thereof for the sole benefit of the Holders of the Bonds; and (3) pursuant to the provisions hereof to obtain judgment for the principal of or interest on any of the Bonds or for both, or to obtain a judgment or decree of any other nature in aid of the enforcement of the Bonds or any of them, or of this Indenture, the Company, its successors or assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit or proceeding and consent to the entry of a judgment for such principal and/or interest, with interest on overdue principal and installments of interest, and for the lawful costs and expenses and compensation of the Trustee and its agents and attorneys, and for such other relief as the Trustee may be entitled to under the provisions hereof.

Section 9.18. Personal Property Deemed Real Estate. The personal property and chattels mortgaged, pledged, and transferred pursuant to the provisions hereof, or intended so to be, both those now held and those hereafter acquired, shall be deemed real estate for all the purposes of this Indenture and shall be held and taken to be fixtures and appurtenances of the Company’s real estate and, in case of a foreclosure sale of the property hereunder whether by legal process, judicial sale or under the powers hereof or otherwise, the same may be sold therewith and in the same manner and not separate therefrom, except as herein otherwise provided.

Section 9.19. Surrender of Possession of Trust Estate to Trustee or Receiver. Upon application of the Trustee, and with the consent of the Company, if none of the Events of Default have occurred and are continuing, and without such consent if one or more of such Events of Default shall have occurred and be continuing, a receiver may be appointed to take possession of, and to operate, maintain and manage the Trust Estate or any part thereof, and the Company shall transfer and deliver to such receiver possession of the Trust Estate, wheresoever the same may be situated; but, notwithstanding the appointment of any receiver, the Trustee shall be entitled as pledgee to the possession and control of any cash and/or securities at the time held by, or payable or deliverable under the provisions of this Indenture to, the Trustee. In every case, when a receiver of the whole or any part of the Trust Estate shall be appointed under this Section or otherwise, the net income and profits of the Trust Estate shall be paid over to, and shall be received by, the Trustee for the benefit of the Holders of the Bonds.

Section 9.20. Rights of Bondholders to Control Proceedings by Trustee. In the event an Event of Default shall have occurred and be continuing, anything in this Indenture to the contrary notwithstanding, the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall, if they so elect and manifest such election by an instrument or concurrent instruments in writing executed and delivered to the Trustee, have the right (1) to require the Trustee to proceed to enforce the Lien of this Indenture, either by suit or suits at law or in equity for the enforcement of the payment of the Bonds then Outstanding hereunder and for the foreclosure of this Indenture and for the sale of the Trust Estate under the judgment or decree of a court of competent jurisdiction, or at the election of the Trustee by exercise of its powers with respect to entry or sale, and (2) to direct and control the time, method and place of conducting any and all proceedings hereby authorized for any sale of the Trust Estate, or any adjournment thereof, or for the foreclosure of this Indenture, or for the appointment of a receiver, or any other action or proceeding hereunder instituted by the Trustee, provided, however, that such direction shall not be otherwise then in accordance with the provisions of law and this Indenture, and the Trustee shall not be responsible to anyone for any action taken or omitted by them in good faith pursuant to any such direction; and, provided further, that such Holders shall have offered the Trustee security and indemnity satisfactory to it against loss, liability or expense to be incurred therein or thereby; and, provided further, that, subject to the provisions of Sections 10.02 and 10.03, the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceedings so directed may not be lawfully taken or if the Trustee in good faith shall by Responsible Officers determine that the action or proceeding so directed would involve the Trustee in personal liability or be unjustifiably prejudicial to the non-assenting Bondholders, or that it will not be sufficiently indemnified for any expenditures in any action or proceeding so directed.

Section 9.21. Limitation on Bondholders’ Right to Sue.

(a) No Holder of any Bond issued hereunder shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust or power hereof, or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Indenture, unless

(i) such Holder shall have previously given to the Trustee written notice of some existing default, as hereinbefore provided;

(ii) the Holders of not less than 25% in principal amount of the Bonds at the time Outstanding shall, after the right to exercise such powers, or right of action, as the case may be, shall have accrued, have requested the Trustee in writing to act;

(iii) such Holder or Holders shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, without negligence or bad faith; and

(iv) the Trustee shall have refused or neglected to comply with such request for a period of 60 days.

(b) Without the consent of any Bondholder nothing in this Indenture shall impair the right of such Holder, which is absolute and unconditional, to receive payment of the principal of and interest on such Bond on or after the due date thereof as therein expressed, or to institute suit for the enforcement of any such payment on or after such due date, or the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest on each of the Bonds to the respective Holders thereof at the time and place in said Bonds expressed.

Section 9.22. Waiver of Period of Grace by Company. The Company may waive any period of grace provided for in this Article Nine.

Section 9.23. Waiver of Certain Defaults by Bondholders. Anything elsewhere in this Indenture to the contrary notwithstanding, the Holder or Holders of 75% or more in principal amount of the Bonds then Outstanding (including, if more than one series of Bonds be at the time Outstanding, not less than 60% in principal amount of the Bonds of each such series) may, by written instrument or instruments, signed by such Bondholders and delivered to the Trustee and to the Company, waive any past Event of Default hereunder and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Bonds as and when the same shall become due by the terms of such Bonds and upon such waiver such default or Event of Default shall be deemed not to exist for any purpose of this Indenture.

Section 9.24. Delay or Omission in Exercising Remedy Not Waiver of Default. No delay or omission of the Trustee or of any Holder of Bonds to exercise any right or power arising from any Event of Default shall impair any such right or power or shall be construed as a waiver of such Event of Default or an acquiescence therein, nor shall the action of the Trustee or of the Bondholders, in case of any Event of Default and the subsequent waiver of such Event of Default, affect or impair the rights of the Trustee or of such Holders in respect of any subsequent Event of Default on the part of the Company or impair any right resulting therefrom; and every right, power and remedy given by this Article Nine to the Trustee or to the Bondholders, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Bondholders, respectively.

Section 9.25. Effect of Abandonment of Foreclosure or Other Proceedings. In case the Trustee shall have proceeded to enforce any right, power or remedy under this Indenture, by foreclosure or otherwise, and such proceedings shall have been discontinued or abandoned because of any waiver as in this Article Nine provided or for any other reason, or shall have been determined adversely to the Trustee then and in each and every such case the Company and the Trustee shall be restored to their former positions and rights hereunder in respect of the Trust Estate, and all rights, powers and remedies of the Trustee shall continue as though no such proceedings had been taken.

Section 9.26. Remedies Cumulative. Unless herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee, or the Holders of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or how or hereafter existing at law or in equity or by statute; and the employment of any remedy hereunder or otherwise shall not prevent the concurrent employment of any other appropriate remedy or remedies.

Section 9.27. Rights of Action Enforceable by Trustee without Possession or Production of Bonds. All rights of action under this Indenture may be enforced by the Trustee to the extent permitted by the provisions hereof, without the possession of any of the Bonds or the production thereof on the trial or other proceedings relative thereto.

Section 9.28. Remedies in Article Nine Subject to Applicable Laws. All of the rights, remedies and powers provided for in this Article Nine may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law in the premises, and all of the provisions of this Article Nine are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary in order that they will not render this Indenture invalid or unenforceable in whole or in part or prevent the recording or filing thereof under the provisions of any applicable law.

ARTICLE TEN

The Trustee

Section 10.01. Qualifications of Trustee.

(a) The Trustee shall at all times be a corporation organized and doing business under the laws of the United States, or of any State or the District of Columbia, with a combined capital and surplus of at least $50,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in this Section, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) The Company covenants that whenever necessary to avoid or fill a vacancy in the office of trustee, it will, in the manner provided in Section 10.17, appoint a trustee so that there shall at all times be a trustee eligible under this Section.

Section 10.02. Acceptance of Trust and Duties and Responsibility of Trustee before and after Default.

(a) The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to the occurrence of an Event of Default, and after the curing of all Events of Default which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of the occurrence of a default (which has not been cured) to exercise such of the rights and powers vested in them by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) For the purposes of this Section 10.02 and of Section 10.03, an Event of Default shall be deemed cured when the act or omission or other event giving rise to such Event of Default shall have been remedied or terminated. If a default is waived as provided in Section 9.23, such default shall be deemed to have been cured.

(c) The Trustee shall not be deemed to have knowledge or be charged with knowledge of any Default or Event of Default except for any Default or Event of Default of which the Trustee shall have received written notification which references the Bonds and this Indenture or of which a Responsible Officer shall have obtained actual knowledge.

(d) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee (in any capacity, including Paying Agent or Security Registrar) shall be subject to the provisions of this Section 10.02 and Section 10.03.

Section 10.03. Extent of Liability of Trustee.

(a) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligation of the Trustee prior to an Event of Default and after the curing of all Events of Default which may have occurred, shall be determined solely by the express provisions of this Indenture;

(ii) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of opinions expressed herein, upon certificates or opinions conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture;

(iii) the Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers thereof, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iv) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Bonds at the time Outstanding, or such lesser amount as shall be required by this Indenture, or their attorneys-in-fact duly authorized, evidenced as provided in Section 1.06, relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture.

(b) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk of expense and liability is not reasonably assured to it.

(c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Bonds shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Bondholders, pursuant to the provisions of this Indenture, unless such Bondholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture and the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make even further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

Section 10.04. Trustee not Responsible for Recitals, etc. The recitals of fact contained herein and in the Bonds (other than the Trustee’s authentication certificate) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the Trust Estate or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the Bonds issued hereunder.

Section 10.05. Trustee not Personally Liable in Case of Entry. Subject to the provisions of Sections 10.02 and 10.03, the Trustee shall not be personally liable in case of entry by it upon the Trust Estate for debts contracted or liability or damage incurred in the management or operation thereof.

Section 10.06. Trustee may Rely on Certificates, Opinions, etc., and Consult with Counsel. To the extent permitted by Sections 10.02 and 10.03 the Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, direction, order, appraisal, report, bond or other paper or document believed by the, or either of them, to be genuine and to have been signed or presented by the proper party or parties.

Section 10.07. Trustee not Responsible for Approval of Experts, etc.

(a) The Trustee shall not be under any responsibility for the approval of any engineer, Accountant, appraiser or other Expert for any of the purposes expressed in this Indenture.

(b) Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise after an Event of Default (which has not been cured) the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 10.02.

Section 10.08. Trustee may Own and Deal in Bonds, etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds secured hereby, and, subject to the applicable provisions of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if not the Trustee.

Section 10.09. Notice by Trustee to Bondholders of Defaults by Company.

(a) The Trustee shall, within 90 days after the occurrence thereof, give to the Bondholders, in the manner and to the extent provided in Section 1.07 and, if applicable the Trust Indenture Act, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purpose of this Section being herein defined to be any of the Events of Default specified in Clauses (a) to (h), inclusive, of Section 9.01, not including any period of grace provided for in said Clauses and irrespective of the giving of the notice provided for in Clauses (d) and (g) of said Section) but in the case of any default of the character specified in Clause (d) of Section 9.01 no such notice shall be given until at least 60 days after the occurrence thereof; provided, however, that except in the case of default in the payment of the principal of or interest on any of the Bonds, or in the payment of any sinking, improvement or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders.

(b) Any Co-Trustee shall promptly give to the Trustee notice in writing of all defaults known to the Co-Trustee.

(c) Nothing herein contained shall require the Trustee to give any notice of any default which shall have been cured.

Section 10.10. Compensation of Trustee for Services and Expenses; Indemnification; Right of Trustee to File Claim for Compensation.

(a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee with interest at the then current legal rate for all advances made by the Trustee in accordance with any of the provisions of this Indenture and will pay to the Trustee from time to time its expenses and disbursements (including all costs, charges and expenses of every kind incidental to any action at law or proceedings in equity to enforce the provisions of this Indenture or to foreclose the same, including attorneys and counsel fees, if placed in the hands of attorneys and counsel for collection, and further including the reasonable compensation and the expenses and disbursements of all Persons not regularly in its employ). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of his trust, including the costs and expenses of defending against any claim of liability in the premises. The obligations of the Company to the Trustee under this Section shall be secured by a Lien prior to that of the Bonds upon the Trust Estate, including all property or funds held or collected by the Trustee, as such, except funds held in trust for the benefit of the Holders of particular Bonds.

(b) The Trustee may file from time to time in any foreclosure, receivership, bankruptcy, insolvency, liquidation, reorganization, readjustment or other proceeding involving the Company, or any other obligor on the Bonds, its creditors or its property, one or more claims as a creditor for its reasonable compensation, expenses, liabilities and advances (including the reasonable compensation and expenses of its counsel and of all Persons not regularly in its employ) made or incurred by it in the execution of the trusts created by this Indenture and in the exercise and performance of any of the powers and duties of the Trustee under this Indenture and for which the Company is liable under the provisions of this Indenture. Each Holder of any Bond shall be deemed to have agreed that to the extent that an allowance out of the estate in any such proceeding with respect to such reasonable compensation, expenses, liabilities and advances may be denied to the Trustee or to its counsel or other agents for any reason, the court may nevertheless allow such claim in any such proceeding, and for the purposes of any plan of reorganization, readjustment, arrangement or composition or other like plan, may classify the Trustee as a secured creditor having priority over the class in which the Holders of the Bonds are placed, and that the Trustee, also, for the purposes of such claim, in priority to the Holders of the Bonds,

(i) shall be entitled to receive and collect such claim out of all distributions of securities, dividends, cash or other disbursements which would otherwise be made to the Holders of the Bonds in any such proceeding, and

(ii) shall have a Lien upon all securities, cash and other considerations to which the Holders of the Bonds may become entitled pursuant to any such plan in any such proceeding;

and the court may determine the method and conditions under which any such distributions may be made and Lien enforced.

Section 10.11. Certificate of Officers as Evidence of Facts. Whenever in the administration of the trusts of this Indenture, prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it, under the provisions of this Indenture upon the faith thereof.

Section 10.12. Trustee May Give Notices, etc. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of Bondholders, the Trustee shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

Section 10.13. Resignation of Trustee. The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company and the Bondholders, specifying the day upon which such resignation shall take effect. Such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the Bondholders or the Company in the manner hereinafter provided in Section 10.15, and in such event such resignation shall take effect immediately on the appointment of such successor trustee.

Section 10.14. Removal of Trustee.

(a) The Trustee may be removed at any time by the Holders of a majority in principal amount of the Bonds then Outstanding or by their attorneys-in-fact duly authorized, notification thereof being given to the Company and to the Trustee.

(b) In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.01, then the Trustee shall resign immediately in the manner and with the effect specified in Section 10.13, and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith (i) by the Company evidenced by an Officer’s Certificate and filed with the Trustee or (ii) by the Acts of the Holders of a majority in principal amount of the Bonds then Outstanding or by their attorneys-in-fact duly authorized, notification thereof being given to the Company and to the Trustee.

Section 10.15. Appointment of Successor Trustee.

(a) In case at any time the Trustee shall resign or shall be removed or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of trustee, and a successor may be appointed by the Holders of a majority in principal amount of the Bonds then Outstanding, or by their attorneys-in-fact duly authorized, notification thereof being given to the Company and the retiring trustee as well as the new trustee; provided, nevertheless, that until a new trustee shall be appointed by the Bondholders as aforesaid, the Company, by an Officer’s Certificate, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the Bondholders as herein authorized. The Company shall give notice to the Bondholders of any such appointment made by it in the manner provided in Section 1.08 hereof. Any new trustee appointed by the Company shall, immediately and without further act, be superseded by a trustee appointed by the Bondholders as above provided, if such appointment by the Bondholders be made prior to the expiration of one year after the mailing of the notice to the Bondholders of the appointment of the new trustee by the Company.

(b) If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of trustee, the Holder of any Bond Outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

(c) Any trustee appointed under the provisions of this Section in succession to the Trustee shall be eligible under Section 10.01 hereof, and, when applicable, qualified under the Trust Indenture Act.

(d) Any trustee which has resigned or been removed shall nevertheless retain the Lien upon the Trust Estate, including all property or funds held or collected by the trustee as such, except funds held in trust for the benefit of the particular Bonds, to secure the amounts due to the trustee as compensation, reimbursement, expenses and indemnity, afforded to it by Section 10.10 and shall retain the further rights afforded to it by said Section.

Section 10.16. Co-Trustee and Separate Trustees.

(a) At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Bonds then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee (a “Co-Trustee”), jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

(b) Should any written instrument or instruments from the Company be required by any Co-Trustee or separate trustee to more fully confirm to such Co-Trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

(c) Every Co-Trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(i) the Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(ii) the rights, powers, duties, obligations and indemnities hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such Co-Trustee or separate trustee jointly, as shall be provided in the instrument appointing such Co-Trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such Co-Trustee or separate trustee; and

(iii) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such Co-Trustee and separate trustee.

Section 10.17. Resignation or Removal of Co-Trustee or Separate Trustee; Appointment of Successor Co-Trustee.

(a) The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may, and upon the demand of any Co-Trustee or separate trustee appointed pursuant to Section 10.16 shall, accept the resignation of or remove such Co-Trustee or separate trustee, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to accept such resignation or to remove such Co-Trustee.

(b) In case at any time a Co-Trustee or separate trustee shall resign or shall be removed or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of a Co-Trustee or separate trustee or of its property shall be appointed, or if any public officer shall take charge or control of a Co-Trustee or separate trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Company and the Trustee may appoint another Person as successor Co-Trustee or separate trustee, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint such successor. In the event that the Company shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Section 10.18. Rights of Co-Trustee Revest in Trustee. In case any Co-Trustee shall resign or be removed, or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver shall be appointed or any public officer take charge or control as mentioned in Section 10.17 all the estates, property, rights, powers, trusts, duties and obligations of the Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee without the appointment of a new trustee or a successor to the Co-Trustee.

Section 10.19. Trustee not Liable for Acts of any other Trustee. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Section 10.20. Execution of Supplemental Indenture by Successor Trustee; Further Acts of Assurance and Confirmation. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the Holders of ten per centum (10%) in principal amount of the Bonds then Outstanding hereunder, execute and, upon receipt by it of all amounts owing to it hereunder, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the Trust Estate and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request and payment, pay over, assign and deliver to the successor trustee any money or other property subject to the Lien of this Indenture, including any pledged securities which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

Section 10.21. Merger Resulting in Successor Trustee; Use of Bonds Already Authenticated. Any Corporation into which the Trustee or any Co-Trustee may be merged or with which either of them may be consolidated or any Corporation resulting from any merger or consolidation to which the Trustee or any Co-Trustee shall be a party or any Corporation to which substantially all the corporate trust business of the Trustee or such Co-Trustee may be transferred, provided such Corporation shall be eligible under the provisions of Section 10.01, and, where required, qualified under the Trust Indenture Act, shall be the successor Trustee or Co-Trustee, as the case may be, under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the Bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such Bonds, adopt the certificate of authentication of the original Trustee or of any successor to it as trustee hereunder, and deliver the said Bonds so authenticated; and in case any of said Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any predecessor trustee hereunder or in the name of the successor trustee and in all such cases such certificates shall have the full force which it is anywhere in said Bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate Bonds in the name of the Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

ARTICLE ELEVEN

Holders’ Lists and Reports by the Trustee and Company

Section 11.01. Lists of Holders. Semiannually, not later than February 28 and August 28 in each year, commencing August 28, 1947, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

Section 11.02. Reports by Trustee and Company.

(a) To the extent the Indenture is qualified under and subject to the Trust Indenture Act, not later than July 15 in each year, commencing with the year 1947, the Trustee shall transmit to the Holders, the Commission, if required by law, and each securities exchange upon which the Bonds are listed, a report, dated as of the next preceding May 15, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders, the Commission, if required, and each securities exchange upon which any Bonds are listed, and the Company shall file with the Trustee (within 30 days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee, if any) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act if the Company is then subject thereto. The Company shall notify the Trustee of the listing of any Bonds on any securities exchange.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c) The Company shall file with the Trustee (within 30 days after filing with the Commission in the case of reports that pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act if the Company is then subject thereto.

ARTICLE TWELVE

Consolidation, Merger, Conveyance and Other Transfer

Section 12.01. Merger, Consolidation, etc., Permitted; Assumption of Bonds and this Indenture by Successor. Nothing in this Indenture or any of the Bonds contained shall prevent any merger or consolidation of the Company (either singly or with one or more other Corporations) into or with, or any sale, conveyance transfer or lease, subject to the Lien of this Indenture, of all the Trust Estate as, or substantially as, any entirety to, any Corporation lawfully entitled to acquire or lease and operate the same; provided, however, and the Company covenants and agrees (1) that such consolidation, merger, sale, conveyance, transfer or lease shall be on such terms which in no respect impair the Lien and security of this Indenture or any of the rights or powers of the Trustee or of the Bondholders hereunder; (2) that any such lease shall contain a provision that, if any Event of Default shall exist when such lease is made, or shall occur while it is in effect, such lease may be terminated at any time while such default exists, by the Trustee or by the purchaser of the property so leased at any sale hereunder, whether under the power of sale hereby conferred or under judicial proceedings; (3) that if the property of the Corporation with which the Company is to be merged or consolidated, or to which it is to sell or convey the Trust Estate, is subject to a Lien or Liens which after such consolidation, merger, sale or conveyance would be prior to the Lien of this Indenture upon such property, such Lien shall be deemed to be a Prior Lien within the meaning hereof, and such consolidation, merger, sale or conveyance shall be deemed to be an acquisition of property subject to a Prior Lien; and (4) that in case the Company shall be merged or consolidated as aforesaid (either singly or with one or more other Corporations) into or with any other Corporation, or shall sell, convey or transfer as aforesaid to another Corporation all the Trust Estate as, or substantially as, an entirety (but not in case of any lease) the Corporation resulting from such merger or consolidation or into or with which the Company shall have been merged or consolidated or which shall have received a conveyance or transfer as aforesaid (such Corporation being sometimes herein called the “Successor Company”) shall, (i) be a Corporation, organized and existing under the laws of (A) the United States of America, any state or territory thereof, or the District of Columbia, or (B) a foreign jurisdiction and which consents to the jurisdiction of the courts of the United States, or of any state thereof or the District of Columbia, and (ii) prior to or contemporaneously with such merger, consolidation, conveyance or transfer, execute, and promptly cause to be recorded, a Supplemental Indenture to and with the Trustee, reasonably satisfactory to the Trustee, whereby the Successor Company shall assume and agree to pay duly and punctually the principal of and interest on the Bonds issued hereunder in accordance with the provisions of said Bonds and this Indenture, and shall agree to perform and fulfill all the terms, covenants and conditions of this Indenture binding the Company.

Section 12.02. Substitution of Successor for Company. Upon the execution by any Successor Company of the Supplemental Indenture provided for in Section 12.01, such Successor Company shall thereupon succeed to the Company with the same effect as if it had been named herein as the mortgagor company and in the Bonds as the obligor thereon or maker thereof, and such Supplemental Indenture shall be construed as and shall constitute a novation releasing the Company, unless its identity is merged into or consolidated with that of the Successor Company, from all liabilities upon or with respect to any of the covenants or agreements in this Indenture contained, but not, however, from its liabilities on the Bonds. Upon the execution of such Supplemental Indenture, the Successor Company may thereupon use any Bonds theretofore executed by the Company or any intermediate Successor Company and may cause to be signed, issued and delivered either in its own name or in the name of Tampa Electric Company or in the name of any intermediate Successor Company any or all such Bonds which shall not theretofore have been signed by the Company or any intermediate Successor Company and authenticated by the Trustee; and upon the application of the Successor Company in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed with respect to the authentication and delivery of Bonds, the Trustee shall authenticate and deliver any of such Bonds which shall have been previously signed and delivered by the officers of the Company or any intermediate Successor Company to the Trustee for authentication, and any of such Bonds which the Successor Company shall thereafter, in accordance with the provisions of this Indenture, cause to be signed by its appropriate officers and delivered to the Trustee for such purpose. All the Bonds so issued shall in all respects have the same legal rank and security as the Bonds theretofore or thereafter issued in accordance with the terms of this Indenture as though all of said Bonds had been issued at the date of the execution hereof.

Section 12.03. Rights of Successor in Respect of Property Owned by Company. In respect of property owned by the Company at the time of any consolidation, merger, sale, conveyance or transfer as provided in Section 12.01, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the Successor Company hereunder shall be the same as the rights and duties of the Company would have been had such consolidation, merger, sale, conveyance or transfer not taken place.

Section 12.04. Rights of Successor in Respect of Property Owned by it or Merging or Consolidating Corporations. In respect of property at the time of such consolidation, merger, sale, conveyance or transfer owned by the Successor Company, and/or owned by any other Corporation or Corporations merged or consolidated into or with, or the property of other Corporations which is conveyed or transferred to, such Successor Company, and/or of property thereafter acquired by the Successor Company, except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Company referred to in Section 12.03, this Indenture or the Supplemental Indenture to be recorded as above provided in Section 12.01 shall not become or be a Lien upon any of such property except so much thereof as shall be subjected to the Lien of this Indenture by Supplemental Indenture, duly executed, subject, however, to the provisions of Section 12.01. Such Supplemental Indenture may, but need not necessarily, form one and the same instrument with the Supplemental Indenture provided for in said Section 12.01. Nothing herein shall be construed to prevent such Supplemental Indenture, at the option of the Company or the Successor Company, from subjecting to the Lien of this Indenture all or any part of the property of such Successor Company then owned or thereafter acquired.

Section 12.05. Rights of Company with Respect to Property Acquired on Merger or Consolidation. In case any other Corporation or Corporations shall be merged or consolidated into or with the Company under such circumstances that the corporate identity of the Company is not changed, the rights and duties of the Company, with respect to the property owned by such other Corporation or Corporations at the time of such merger or consolidation which is acquired by the Company by virtue of the merger or consolidation and charged to its fixed property accounts, shall be the same as if such property had been acquired by the Company by purchase and charged to its fixed property accounts as of the date of such merger or consolidation.

Section 12.06. Exchangeability of Bonds for Bonds in New Name. The Company covenants that if Bonds at any time be issued in any new name the Company will provide for the stamping or for the exchange of any Bonds previously issued for Bonds of the same tenor and amounts issued in any such new name, at the option of the Holders and without expense to them, and the Trustee shall also do such acts as may be necessary on its part to that end, including authentication of the Bonds so to be issued in exchange.

Section 12.07. Opinion of Counsel as to Consolidation, Merger, Sale, Conveyance, Transfer or Lease. In case of any such consolidation, merger, sale, conveyance, transfer or lease the Trustee shall be furnished with an Officers’ Certificate and an Opinion of Counsel that the applicable provisions of Sections 12.01 to 12.04, inclusive, or any of them, have been complied with and that any Supplemental Indenture made under any of said Sections of this Article Twelve complies with the conditions and provisions thereof.

Section 12.08. Surrender of Powers under Article Twelve. At any time prior to the exercise of any power by this Article Twelve reserved to the Company or to a Successor Company, the Company or such Successor Company may surrender any such reserved power by delivering to the Trustee an Officers’ Certificate stating that the execution of such instrument was duly authorized by all required corporate action; and thereupon the power so surrendered shall cease. Until so surrendered, the provisions of this Article Twelve shall continue to apply to any number of successive mergers, consolidations, sales, conveyances or transfers, the term “the Company” referring in each such case to the Corporation which immediately before such merger, consolidation, sale, conveyance or transfer was the owner of the Trust Estate.

ARTICLE THIRTEEN

Supplemental Indentures

Section 13.01. Supplemental Indentures.

(a) The Company and the Trustee, from time to time and at any time, subject to the restrictions in this Indenture contained, may, and when so required by this Indenture, shall, enter into such indentures supplemental hereto as may or shall by them be deemed necessary or desirable, which shall thereafter form a part hereof, for one or more of the following purposes:

(i) to mortgage, pledge, convey, transfer or assign to the Trustee, and to subject to the Lien of this Indenture, with the same force and effect as though included in the Granting Clauses hereof, additional properties hereafter acquired by the Company, whether through consolidation or merger or by purchase or otherwise, and to correct or amplify the description of any properties at any time subject to the Lien of this Indenture;

(ii) to add to the conditions, limitations and restrictions on the authorized amount, terms, provisions, purposes of issue, authentication and delivery of Bonds or of any series of Bonds, as herein set forth, other conditions, limitations and restrictions thereafter to be observed;

(iii) to add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed by the Company although the freedom of action of the Company may be materially restricted thereby, or to add to the Events of Defaults specified in Section 9.01 other Events of Defaults or to surrender any right or power herein reserved to or conferred upon the Company;

(iv) to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as hereinbefore provided or permitted;

(v) to provide a sinking, amortization, improvement, replacement or other analogous fund for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount and upon such terms and conditions as shall be contained in such Supplemental Indenture;

(vi) to provide the terms and conditions of the exchange of Bonds of one series for Bonds of another or other series, or of the exchange of Bonds of one denomination or kind of Bonds of another denomination or kind, of the same series;

(vii) to provide that the principal of the Bonds of any series may be converted at the option of the Holders into capital stock, bonds and/or other securities, and the terms and conditions of such conversion;

(viii) to change, alter, modify, vary or eliminate any of the terms, provisions, restrictions or conditions of this Indenture; provided, however, that any such changes, alterations, modifications, variations or eliminations made in a Supplemental Indenture pursuant to this Clause which would adversely affect or diminish the rights of the Holders of any Bonds then Outstanding against the Company or its property shall be expressly stated in such Supplemental Indenture to become effective only when there are no Bonds Outstanding of any series authenticated and delivered prior to the execution of such Supplemental Indenture; provided, further, that such Supplemental Indenture shall be specifically referred to in the text of all Bonds of any series authenticated and delivered after the execution of such Supplemental Indenture; provided, further that the Trustee may, in its uncontrolled discretion, decline to enter into any such Supplemental Indenture which, in its opinion, may not afford adequate protection to the Trustee when the same shall become operative;

(ix) to evidence the succession of another Corporation to the Company, or successive successions, and the assumption by a Successor Company of the covenants and obligations of the Company in the Bonds and in this Indenture contained or subject to the Lien of this Indenture any properties owned by it; and

(x) to make such provisions for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in this Indenture, or in regard to matters or questions arising under this Indenture, as the Company may deem necessary or desirable and not inconsistent with this Indenture and which shall not adversely affect the interests of the Holders of the Bonds.

(b) Any Supplemental Indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Bonds at the time Outstanding, notwithstanding any of the provisions of Section 13.02.

Section 13.02. Modification of Indenture with Consent of Bondholders.

(a) With the consent of the Holders of not less than 75% in principal amount of the Bonds at the time Outstanding or their attorneys-in-fact duly authorized, including the consent of the Holders of not less than 60% in principal amount of the Bonds at the time Outstanding of each series the rights of the Holders of which are affected, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture or modifying the rights and obligations of the Company and the rights of the Holders of any of the Bonds; provided, however, that no such Supplemental Indenture shall (1) extend the Maturity of any of the Bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the Holder of each Bond so affected, or (2) permit the creation of any Lien, not otherwise permitted, prior to or on a parity with the Lien of this Indenture, without the consent of the Holders of all Bonds then Outstanding, or (3) reduce the aforesaid percentage of Holders of Bonds required to approve any such Supplemental Indenture, without the consent of the Holders of all the Bonds then Outstanding. For the purposes of this Section, Bonds shall be deemed to be affected by a Supplemental Indenture if such Supplemental Indenture adversely affects or diminishes the rights of Holders thereof against the Company or against its property. The Trustee may in its discretion determine whether or not, in accordance with the foregoing, Bonds of any particular series would be affected by any Supplemental Indenture and any such determination shall be conclusive upon the Holders of Bonds of such series and all other series. Subject to the provisions of Sections 10.02 and 10.03, the Trustee shall not be liable for any determination made in good faith in connection herewith.

(b) Upon a Company Request, accompanied by a Board Resolution authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Bondholders as aforesaid, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such Supplemental Indenture.

(c) It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Promptly after the execution by the Company and the Trustee of any Supplemental Indenture pursuant to the provisions of this Section, the Company shall send a notice to the Bondholders, setting forth in general terms the substance of such Supplemental Indenture, in the manner provided in Section 1.08. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

Section 13.03. Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and all Holders of Bonds Outstanding thereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 13.04. Opinion of Counsel as Evidence of Compliance with this Article. Subject to the provisions of Sections 10.02 and 10.03, the Trustee may receive an Opinion of Counsel as conclusive evidence that any Supplemental Indenture executed pursuant to the provisions of this Article complies with the requirements of this Article.

Section 13.05. Notation on Bonds; Provision for New Bonds. Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If such Supplemental Indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such Supplemental Indenture, may be prepared by the Company, authenticated by the Trustee and delivered without cost to the Holders of Bonds then Outstanding, upon surrender of such Bonds in equal aggregate principal amounts.

ARTICLE FOURTEEN

Limitation of Liability

Section 14.01. Limitations of Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Bond issued hereunder or under or upon any indebtedness hereby secured or arising out of this Indenture, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor Corporation or Successor Company, either directly or through the Company or any such predecessor Corporation or Successor Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever. It is expressly agreed and understood that this Indenture and the Bonds are solely corporate obligations and that no personal liability whatever does or shall attach to or be incurred by the incorporators, stockholders, officers or directors, as such, of the Company or of any predecessor Corporation or Successor Company, or any of them, because of the indebtedness represented by the Bonds, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds, or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by statute or constitution, of every such incorporator, stockholder, officer or director, as such, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Bonds.

ARTICLE FIFTEEN

Execution

Section 15.01. Date. Although this Twentieth Supplemental Indenture is dated for convenience and for the purpose of reference as of December 1, 2013, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

Section 15.02. Counterparts. In order to facilitate the recording or filing of this Twentieth Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, Tampa Electric Company has caused this Twentieth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries; and said U.S. Bank National Association in token of its acceptance of the trust hereby created has caused this Twentieth Supplemental Indenture to be signed in its corporate name and behalf by its President, one of its Vice Presidents or one of its Assistant Vice Presidents; all as of the day and year first above written.

TAMPA ELECTRIC COMPANY

By	/s/ Sandra W. Callahan
Name:	Sandra W. Callahan
Title:	Vice President – Finance and Accounting and Chief Financial Officer

(SEAL)

Attest:

/s/ David E. Schwartz
Name: David E. Schwartz
Title: Secretary

Signed, sealed and delivered on behalf of TAMPA
ELECTRIC COMPANY, in the presence of

/s/ Michelle Szekeres
Print Name: Michelle Szekeres

/s/ Heather Douglas
Print Name: Heather Douglas

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Eric J. Donaghey
Name:	Eric J. Donaghey
Title:	Vice President

(U.S. BANK NATIONAL ASSOCIATION HAS NO SEAL)

Signed and delivered on behalf of
U.S. BANK NATIONAL ASSOCIATION in the presence of

/s/ Jessica Perez
Print Name: Jessica Perez

/s/ John G. Correla
Print Name: John G. Corella

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH, SS.:

Before the undersigned, a Notary Public in and for said State and County, duly qualified, commissioned and sworn, personally came Sandra W. Callahan and David E. Schwartz, each to me well known to be the identical persons described in and who executed and attested, respectively, the foregoing instrument and to be a Vice President and Secretary respectively of TAMPA ELECTRIC COMPANY, the corporation described in and which executed said instrument; and the said Sandra W. Callahan acknowledged and declared that she as a Vice President of said corporation and being duly authorized by it, freely and voluntarily signed its name and caused its corporate seal to be affixed to and executed said instrument in the name of, for and on behalf of said corporation and as and for its act and deed, and did not take an oath. And the said David E. Schwartz, acknowledged and declared that he as Secretary of said corporation, being duly authorized by it, freely and voluntarily affixed the corporate seal of said corporation to said instrument and executed and attested said instrument in the name of, for and on behalf of said corporation and as and for its act and deed, and did not take an oath.

IN TESTIMONY WHEREOF, I do hereunto set my hand and official seal at the City of Tampa in said State and County, this 26th day of November, A.D. 2013.

/s/ Denise Ramseyer
Print Name: Denise Ramseyer
Notary Public
My Commission Expires: 12/07/2013

(SEAL)

COMMONWEALTH OF MASSACHUSETTS,

COUNTY OF SUFFOLK, SS.:

Before the undersigned, a Notary Public in and for said Commonwealth and County, duly qualified, commissioned and sworn, personally came Eric Donaghey to me well known to be the identical persons described in and who executed and attested, respectively, the foregoing instrument and to be a Vice President of U.S. BANK NATIONAL ASSOCIATION, the corporation described in and which executed said instrument; and the said Eric Donaghey acknowledged and declared that he as a Vice President of said corporation and being duly authorized by it, freely and voluntarily signed its name to and executed said instrument in the name of, for and on behalf of said corporation and as and for its act and deed, and did not take an oath.

IN TESTIMONY WHEREOF, I do hereunto set my hand and official seal at the City of Boston in said Commonwealth and County, this 27th day of November, A.D. 2013.

/s/ Harry McKinley
Print Name: Harry McKinley
Notary Public
My Commission Expires: Aug. 29, 2014

(SEAL)

SCHEDULE 1

to Twentieth Supplemental Indenture dated as of December 1, 2013

FLORIDA COUNTIES IN WHICH THE ORIGINAL INDENTURE AND SUPPLEMENTAL

INDENTURES HAVE BEEN RECORDED:

Hillsborough County

Manatee County

Pasco County

Pinellas County

Polk County

Highlands County

Hardee County